Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-229255

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 6, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 14, 2019)

$250,000,000

        %

Convertible Senior Notes due 2023

Interest payable April 1 and October 1

Issue Price:         %

We are offering $250,000,000 aggregate principal amount of our         % convertible senior notes due 2023 (the “notes”). The notes will bear interest at a rate of         % per year, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2020. The notes will mature on April 1, 2023, unless earlier repurchased, redeemed or converted.

Holders may convert their notes into shares of our common stock at any time prior to the close of business on the second scheduled trading day prior to the maturity date, unless the notes have been previously repurchased or redeemed by us. The initial conversion rate for the notes will be                  shares of our common stock per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $                 per share of our common stock. The conversion rate will be subject to adjustment in some events, but will not be adjusted for accrued interest.

If we undergo a fundamental change (as defined herein), holders may require us to repurchase the notes in whole or in part for cash at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

We may not redeem the notes prior to their maturity, except to the extent necessary to preserve our status as a real estate investment trust, or REIT, for U.S. federal income tax purposes, as further described in this prospectus supplement. No sinking fund will be provided for the notes.

The notes will be our general unsecured obligations and will rank equal in right of payment with our other existing and future senior unsecured indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the notes. The notes, however, will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the claims of our subsidiaries’ creditors, including trade creditors.

We do not intend to apply for listing of the notes on any securities exchange. Our common stock is listed on The New York Stock Exchange, or NYSE, under the symbol “CIM.” On April 3, 2020, the last reported sale price of our common stock on the NYSE was $7.16 per share.

We have elected to be taxed as a REIT for U.S. federal income tax purposes. Any conversion of notes into shares of our common stock will be subject to certain restrictions on ownership and transfer of our stock set forth in our charter and the indenture, as more fully described in “Description of Notes—Ownership Limit; Limitation on Stock Issuable Upon Conversion.”

See “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2019 to read about important factors that you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	%	$
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$

The offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from the date of original issuance, expected to be April     , 2020.

To the extent the underwriter sells more than $250,000,000 principal amount of notes, the underwriter will have the option to purchase within 13 days from the date of this prospectus supplement up to an additional $37,500,000 principal amount of notes from us at the public offering price set forth above, less the underwriting discount, solely to cover over-allotments.

The underwriter expects to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about April    , 2020.

Book Running Manager

Credit Suisse

April     , 2020.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information.” This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we have filed with the Securities and Exchange Commission, which we refer to as the SEC, under the Securities Act of 1933, as amended, or the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, on the SEC’s website at www.sec.gov. See “Where You Can Find More Information” in the accompanying prospectus. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Chimera,” “we,” “us,” “our” or similar references mean Chimera Investment Corporation and its subsidiaries. “Agency” refers to a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the U.S. Government, such as Ginnie Mae; “MBS” refers to mortgage-backed securities secured by pools of residential or commercial mortgage loans; “RMBS” refers to mortgage-backed securities secured by pools of residential mortgage loans; “CMBS” refers to mortgage-backed securities secured by pools of commercial mortgage loans; “Agency RMBS” and “Agency CMBS” refer to MBS that are secured by pools of residential and commercial mortgage loans, respectively, and are issued or guaranteed by an Agency; “Agency MBS” refers to MBS that are issued or guaranteed by an Agency and includes Agency RMBS and Agency CMBS collectively; “Non-Agency RMBS” refers to residential MBS that are not guaranteed by any agency of the U.S. Government or any Agency.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriter is not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriter, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and certain statements contained in our future filings with the SEC, in our press releases or in our other public or shareholder communications may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as ‘believe,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘plan,’’ ‘‘continue,’’ ‘‘intend,’’ ‘‘should,’’ ‘‘may,’’ ‘‘would,’’ ‘‘will’’ or similar expressions. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	our ability to accurately estimate the range of our GAAP book value per common share at March 31, 2020, and our estimated cash and cash equivalents and unencumbered assets as of March 31, 2020;

•	our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends;

•	our ability to determine accurately the fair market value of our assets;

•	our business and investment strategy;

•

availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations;

•	our expected investments;

•	changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets;

•	changes in interest rates and mortgage prepayment rates;

•	prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS;

•	rates of default, delinquencies or decreased recovery rates on our investments;

•	general volatility of the securities markets in which we invest;

•	the uncertainty and economic impact of the ongoing coronavirus (COVID-19) pandemic, including the impact on the value, availability, financing and liquidity of mortgage assets;

•	how COVID-19 may affect us, our operations and our personnel;

•	our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements;

•	our ability to effect our strategy to securitize residential mortgage loans;

•	interest rate mismatches between our investments and our borrowings used to finance such purchases;

•	effects of interest rate caps on our adjustable-rate investments;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	the impact of and changes to various government programs;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters;

•	market trends in our industry, interest rates, the debt securities markets or the general economy;

S-iii

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition;

•	availability of qualified personnel;

•	our ability to maintain our classification as a real estate investment trust, or REIT, for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	our expectations regarding materiality or significance;

•	the effectiveness of our disclosure controls and procedures; and

•	the use of proceeds of this offering and the potential benefits of the capped call transactions described herein.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described under the captions “Summary—Overview” and “Risk Factors” in this prospectus supplement and our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the notes we are offering as well as information regarding our business and financial data. You should read this prospectus supplement and the accompanying prospectus, including information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of the underwriter’s over-allotment option to purchase additional notes in this offering.

Overview

Our Company

We are a publicly traded REIT that is primarily engaged in the business of investing in a diversified portfolio of mortgage assets, including residential mortgage loans, Agency RMBS, Non-Agency RMBS, Agency CMBS, and other real estate-related securities. We were incorporated in Maryland on June 1, 2007 and commenced operations on November 21, 2007.

We focus our investment activities primarily on acquiring pools of residential mortgage loans and Non-Agency RMBS. Some of the mortgage loans we may purchase include residential transition loans, also referred to as fix and flip loans. We may also acquire Agency RMBS, and Agency CMBS, subject to market conditions. We use leverage, such as securitization or other traditional financing arrangements to increase returns on our investments.

Our investment strategy is intended to take advantage of opportunities in the current interest rate and credit environment. We expect to adjust our strategy to changing market conditions by shifting our asset allocations across these various asset classes as interest rate and credit cycles change over time. We believe that our strategy will enable us to pay dividends throughout changing market cycles. We expect to take a long-term view of assets and liabilities, and our reported earnings and estimates of the fair value of our investments at the end of a financial reporting period will not significantly impact our objective of providing attractive risk-adjusted returns to our stockholders over the long-term.

We use leverage to seek to increase our potential returns and to finance the acquisition of our assets. Our income is generated primarily by the difference, or net spread, between the income we earn on our assets and the cost of our borrowings. We expect to finance our investments using a variety of financing sources including, repurchase agreements, warehouse facilities and securitizations. We seek to manage our debt and interest rate risk by utilizing interest rate hedges, such as interest rate swaps, caps, options and futures to reduce the effect of interest rate fluctuations related to our financing sources.

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We believe that we have been organized and operated in a manner that enables us to continue to be taxed as a REIT under the Code. As a REIT, we generally are not subject to U.S. federal income tax on our taxable income that is distributed to our stockholders. To ensure we continue to qualify as a REIT, no person may own more than 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, which includes our common stock, unless our board of directors waives this limitation.

Recent Developments

Market Conditions

In recent weeks, financial and mortgage-related asset markets have experienced significant volatility as a result of the spread of the novel coronavirus (COVID-19), and this volatility may continue due to the heightened uncertainty relating to its duration and potential impact. The significant dislocation in the financial markets has caused, among other things, credit spread widening, a sharp decrease in interest rates and unprecedented illiquidity in repurchase agreement financing and MBS markets. These conditions have put significant pressure on the mortgage REIT industry, including as related to financing operations, mortgage asset pricing and meeting liquidity demands.

In response to the current market conditions, the Federal Reserve has taken a number of proactive measures, including cutting its target benchmark interest rate to 0%—0.25%, instituting a quantitative easing program, including the purchase of an unconstrained amount of Agency RMBS, and putting in place a commercial paper funding facility and term and overnight repurchase agreement financing facilities, all to bolster liquidity. These measures are intended to promote price stability and the smooth functioning of the mortgage backed securities market. In addition, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), enacted on March 27, 2020, is an approximately $2 trillion emergency economic stimulus package in response to the COVID-19 outbreak. We continue to evaluate the potential impact of the CARES Act on our consolidated financial position, results of operations, and cash flows.

While conditions are challenging, we believe we are positioned to navigate this unique period of market volatility. We have the technology in place for all employees to work remotely with limited change in normal working patterns and have exercised our business continuity plans effectively to date. Consistent with current conditions in the mortgage REIT industry, we have recently observed an increase in “haircuts,” which is the difference expressed in percentage terms between the fair value of the collateral and the amount the counterparty will lend to us, along with a mark-down of our mortgage assets held as collateral by our financing counterparties, resulting in us having to provide additional cash or securities to satisfy higher than historical levels of margin calls (although these conditions have moderately stabilized in recent days). We believe, however, that these mark-downs are primarily a result of the severe market dislocations discussed above. We believe that opportunities exist to execute on our business strategy and pursue attractive investment opportunities in our target asset classes.

Residential Mortgage Loan Securitizations

We sponsored two residential mortgage loan securitizations during the month of March. CIM 2020-R1 is a $390.7 million non-rated securitization of re-performing residential mortgage loans, which closed on March 10, 2020. CIM 2020-R2 is a $492.3 million rated securitization of re-performing residential mortgage loans, which closed on March 24, 2020.

Portfolio and Financing Update

Consistent with current market conditions and our intention to enhance our liquidity and strengthen our cash position to take advantage of opportunities when market conditions stabilize, we have delevered and taken steps to manage our portfolio through unprecedented market volatility and preserve long-term stockholder value, including completing various transactions to reposition our portfolio. Consistent with the Company’s business strategy of using its Agency MBS portfolio as a source of liquidity, as of March 31, 2020 the Company has sold its Agency RMBS portfolio. The proceeds from the sale were used to pay off related financing indebtedness and to strengthen the Company’s balance sheet. At March 31, 2020, based on the fair value of our interest earning assets, approximately 73% of our investment portfolio was residential mortgage loans, 15% of our investment portfolio was Agency CMBS, and 12% of our investment portfolio was Non-Agency RMBS.

We have sought to raise cash and strengthen financing sources. As of April 3, 2020, in connection with the sale of substantially all of our Agency RMBS portfolio and our residential mortgage loan securitizations discussed above, we had approximately $217 million of cash and cash equivalents on hand (assumes proceeds received from transactions entered into during the week of March 30, 2020), including cash receivables, after giving effect to recent margin calls, including from an affiliate of Credit Suisse Securities (USA) LLC but before giving effect to the payment of the cash dividends described below under “—2020 Common Stock Dividends” and approximately $300 million of unencumbered assets. In addition, we have successfully rolled the financing of approximately $11.8 billion of collateral since March 1, 2020, including approximately $4.8 billion of collateral since March 18, 2020. We continue in the near term to explore additional financing arrangements in addition to this offering to further strengthen our balance sheet and position ourselves for opportunistic investments, including, without limitation, additional issuances of our equity and debt securities and secured financing facilities; however, no assurance can be given as to whether, when or on what terms any such financing may be entered into.

Preliminary Estimated Range of GAAP Book Value Per Common Share as of March 31, 2020

As of March 31, 2020, our preliminary estimated range of GAAP book value per common share was between $12.25 and $12.75. Our GAAP book value per common share at December 31, 2019 was $16.15.

Reduction in Borrowings under Master Repurchase Agreements

As of March 31, 2020, our balance under our outstanding repurchase agreement financing was approximately $7 billion, compared to $13.4 billion at December 31, 2019, representing a reduction of approximately 45%.

Common Stock Buyback

On March 13, 2020, we announced a $150 million common stock buyback program. As of March 31, 2020, we had repurchased approximately $22 million of common stock under the program.

2020 Common Stock Dividends

On February 11, 2020, we announced our first quarter 2020 common stock cash dividend of $0.50 per common share. This dividend is payable April 30, 2020 to common stockholders of record as of March 31, 2020.

Consistent with our intention to enhance our liquidity and strengthen our cash position to take advantage of opportunities when market conditions stabilize, and in light of our expectations with respect to our anticipated future performance, including as a result of our current asset mix and leverage profile, we currently anticipate that beginning in the second quarter of 2020, our board of directors will adjust our quarterly cash dividend on our shares of common stock from prior quarters. We currently expect that our board of directors will approve and that we will declare a cash dividend in the amount of $0.30 for the second quarter of 2020. We paid the first quarter cash dividends on the issued and outstanding shares of our preferred stock on March 31, 2020.

We will continue to monitor market conditions and the potential impact the ongoing volatility and uncertainty may have on our business. Our board of directors will continue to evaluate the payment of dividends as market conditions evolve, and no definitive determination has been made at this time and the board may revisit this decision. While the terms and timing of the approval and declaration of cash dividends, if any, on shares of our capital stock is at the sole discretion of our board of directors and we cannot predict how market conditions may evolve, we intend to distribute to our stockholders an amount equal to at least 90% of our REIT taxable income determined before applying the deduction for dividends paid and by excluding net capital gains consistent with our intention to maintain our qualification as a REIT under the Code.

***

Our preliminary estimates of the financial information above reflect our estimate with respect to such information based on information currently available to management, and may vary from our actual financial results as of and for the quarter ended March 31, 2020 (and these variances may be material, particularly in light of the significant volatility and market dislocations discussed above). Further, these preliminary estimates are not a comprehensive statement of our financial results as of and for the quarter ended March 31, 2020, and there can be no assurance that our preliminary estimates are indicative of what our results are likely to be for the quarter ending March 31, 2020 or in future periods and we undertake no obligation to update or revise our estimates prior to issuance of financial statements. Accordingly, you should not place undue reliance on this information. These preliminary estimates, which are the responsibility of our management, were prepared by our management and are based upon a number of assumptions, including, without limitation, the fair market value of our assets, which may not be reflective of such assets’ liquidation value or current fair market value, particularly during times of stress and enhanced volatility such as exists today. The values also may be different than the values derived by our financing counterparties, investors or other financial analysts that value securities. Additional adjustments to this information may be identified and could result in material changes to our estimated operating results. Estimates of operating results are inherently uncertain and we undertake no obligation to update this information. See “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference herein for factors that could impact our actual results of operations. Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto.

Corporate Information

Our common stock is traded on the NYSE under the symbol “CIM.” Our principal executive offices are located at 520 Madison Ave, 32nd Floor, New York, New York 10022. Our telephone number is (212) 626-2300.

THE OFFERING

The following is a brief summary of the terms of this offering and the notes. This summary is not a complete description of this offering or the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of Notes,” the words “Chimera,” “we,” “our,” “us” and “the company” refer only to Chimera Investment Corporation and not to any of its subsidiaries. For a more detailed description of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Chimera Investment Corporation, a Maryland corporation.

Notes Offered	$250 million principal amount of % convertible senior notes due 2023 (plus up to an additional $37.5 million principal amount if the underwriter exercises its over-allotment option to purchase additional notes).

Issue Price	%, plus accrued interest, if any, from April , 2020.

Maturity Date	April 1, 2023.

Interest Rate	% per year. Interest will accrue from the date of issuance (which is scheduled for April , 2020), or from the most recent date to which interest has been paid or duly provided for, and will be payable semi- annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2020.

We will also be required to pay additional interest on the notes under the circumstances described under “Description of Notes—Events of Default.”

Ranking	The notes will be our general unsecured obligations and will rank equal in right of payment with our other existing and future senior unsecured indebtedness, and senior in right of payment to any existing and future indebtedness that is contractually subordinated to the notes. The notes, however, will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the claims of our subsidiaries’ creditors.

As of March 31, 2020, we and our subsidiaries had total indebtedness, all of which is secured, of approximately $15 billion, exclusive of payables. The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise.

Conversion Rights

Holders may convert any of their notes into shares of our common stock at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day prior to the maturity date, unless the notes have been previously repurchased or redeemed by us. Any conversions of notes into shares of our common stock will be subject to certain ownership limitations more fully described in “Description of Notes—Ownership Limit; Limitation on Stock Issuable Upon Conversion.” The initial conversion rate for the notes will be                shares of our common stock per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $                 per share of our common stock. The conversion rate will be subject to adjustment in some events, but will not be adjusted for accrued interest.

Settlement Upon Conversion	Upon conversion of the notes, a holder will receive, on or prior to the second trading day following the conversion date, (1) a number of shares of our common stock equal to (i) (A) the aggregate principal amount of notes to be converted, divided by (B) $1,000, multiplied by (ii) the conversion rate in effect on the conversion date, plus (2) cash in lieu of fractional shares, all calculated as described under “Description of Notes—Conversion Rights—Settlement Upon Conversion”; provided, however, that with respect to any conversion date that occurs on or after the regular record date for the final payment of interest on the notes (i.e., March 15, 2023), we will deliver such shares and cash on the maturity date.

You will not receive any additional cash payment or additional shares of our common stock representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the shares of our common stock and cash, if any, delivered to you upon conversion.

Redemption of Notes to Preserve REIT Status	We may not redeem the notes prior to their maturity, except to the extent, and only to the extent, necessary to preserve our status as a REIT. If we determine that redeeming the notes is necessary to preserve our status as a REIT, then we may redeem all or part of the notes at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Sinking Fund	None.

Fundamental Change	If we undergo a “fundamental change” (as defined under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions, you may require us to repurchase for cash all or part of your notes. The fundamental change repurchase price will equal 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Events of Default

Except as described under “Description of Notes—Events of Default,” if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest. If the event of default relates to our failure to comply with the reporting obligations in the indenture governing the notes, then, at our option, the sole remedy for the first 365 days following such event of default consists exclusively of the right to receive additional interest on the notes as described under “Description of Notes—Events of Default.” In addition, the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events as described under “Description of Notes—Events of Default.”

Book-Entry Form	The notes will initially be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances.

No Prior Market	The notes are a new issue of securities with no established trading market. We have been advised by the underwriter that it intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

No Listing	We do not intend to apply for listing of the notes on any securities exchange. Our common stock is listed on The New York Stock Exchange under the symbol “CIM.”

Material U.S. Federal Income Tax Considerations	For certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the shares of our common stock into which the notes are convertible, see “Supplemental U.S. Federal Income Tax Considerations” in this prospectus supplement and “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Trustee, Paying Agent and Conversion Agent	Wilmington Trust, National Association.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ million (or approximately $ million if the underwriter exercises its over-allotment option in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to enter into capped call transactions with the underwriter and/or its affiliates or other financial institutions, which we refer

to as the option counterparties. We intend to use approximately $         million of the net proceeds from this offering to pay the cost of the capped call transactions. See “Description of Capped Call

Transactions.” We intend to use the remainder of the net proceeds from this offering to finance the acquisition of mortgage assets including residential mortgage loans, non-Agency RMBS, Agency RMBS, Agency and non-Agency CMBS and other targeted assets, and for other general corporate purposes such as repayment of outstanding indebtedness or to pay down other liabilities, working capital and for liquidity needs.

If the underwriter exercises its over-allotment option, we may use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

Risk Factors	See “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2019 and any risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the notes.

Restrictions on Ownership and Transfer of Common Stock	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, among other purposes, our charter contains restrictions on the ownership and transfer of our stock. Our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, unless they receive an exemption from our board of directors. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. The indenture that will govern the notes will provide that, notwithstanding any other provision of the indenture or the notes, no holder of notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause a violation of the restrictions on ownership and transfer of our stock set forth in our charter. Any purported delivery of shares of our common stock upon conversion of notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the restrictions on ownership and transfer of our stock set forth in our charter. See “Restrictions on Ownership and Transfer” on page 24 of the accompanying prospectus.

Capped Call Transactions	In connection with the pricing of the notes, we expect to enter into capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce potential dilution to our common stock upon any conversion of notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriter exercises its over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Risks Related to the Notes, our Common Stock and to this Offering—The capped call transactions may affect the value of the notes and our common stock” and “Underwriting.”

RISK FACTORS

Investing in the notes being offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before deciding whether to invest in the notes, you should consider carefully the risk factors described below, the risk factors incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2019 and the risk factors contained in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, it may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our common stock, and, in turn, the trading price of the notes, could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Recent Developments

The recent outbreak of the novel coronavirus (“COVID-19”) has adversely affected, and will likely continue to adversely affect, our business, financial condition, liquidity and results of operations.

We believe the worldwide COVID-19 pandemic has negatively affected our business and is likely to continue to do so. The outbreak has caused significant volatility and disruption in the financial markets both globally and in the United States. If COVID-19, or another highly infectious or contagious disease, continues to spread or the response to contain it is unsuccessful, we could experience material adverse effects on our business, financial condition, liquidity, and results of operations. The extent of such effects will depend on future developments which are highly uncertain and cannot be predicted, including the geographic spread of the virus, the overall severity of the disease, the duration of the outbreak, the measures that may be taken by various governmental authorities in response to the outbreak (such as quarantines and travel restrictions) and the possible further impacts on the global economy. The continued spread of COVID–19 could also negatively impact the availability of key personnel necessary to conduct our business.

Moreover, certain actions taken by U.S. or other governmental authorities, including the Federal Reserve, that are intended to ameliorate the macroeconomic effects of COVID-19 may harm our business. Decreases in short-term interest rates, such as those announced by the Federal Reserve late in our 2019 fiscal year and during the first fiscal quarter of 2020, may have a negative impact on our results, as we have certain assets and liabilities which are sensitive to changes in interest rates. The Federal Reserve recently significantly further lowered interest rates in response to COVID-19 pandemic concerns. These market interest rate declines may negatively affect our results of operations.

Any significant decrease in economic activity or resulting decline in the housing market could have an adverse effect on our investments in mortgage loans, Agency RMBS, Non-Agency RMBS, Agency CMBS, and other real estate assets. In addition, as interest rates continue to decline as result of demand for U.S. Treasury securities and the activities of the Federal Reserve, prepayments on our assets are likely to increase due to refinancing activity, which could have a materially adverse effect on our result of operations.

Further, in light of the current environment related to the COVID-19 outbreak on the overall economy, such as rising unemployment levels or changes in consumer behavior related to loans as well as government policies and pronouncements, borrowers may experience difficulties meeting their obligations or seek to forebear payment on or refinance their loans for lower rates, which may adversely affect our result of operations.

Our inability to access funding or the terms on which such funding is available could have a material adverse effect on our financial condition, particularly in light of ongoing market dislocations resulting from the COVID-19 pandemic.

Our ability to fund our operations, meet financial obligations and finance target asset acquisitions may be impacted by our ability to secure and maintain our master repurchase agreements, warehouse facilities and repurchase agreement facilities with our counterparties. Because repurchase agreements and warehouse facilities are short-term commitments of capital, lenders may respond to market conditions making it more difficult for us to renew or replace on a continuous basis our maturing short-term borrowings and have and may continue to impose more onerous conditions when rolling such financings. If we are not able to renew our existing facilities or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under our financing facilities or if we are required to post more collateral or face larger haircuts, we may have to curtail our asset acquisition activities and/or dispose of assets.

Issues related to financing are exacerbated in times of significant dislocation in the financial markets, such as those being experienced now related to the COVID-19 pandemic. It is possible our lenders will become unwilling or unable to provide us with financing and we could be forced to sell our assets at an inopportune time when prices are depressed. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also have and may continue to revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, including haircuts and requiring additional collateral in the form of cash, based on, among other factors, the regulatory environment and their management of actual and perceived risk, particularly with respect to assignee liability. Moreover, the amount of financing we receive under our repurchase agreements will be directly related to our lenders’ valuation of our target assets that cover the outstanding borrowings. Typically, repurchase agreements grant the lender the absolute right to reevaluate the fair market value of the assets that cover outstanding borrowings at any time. If a lender determines in its sole discretion that the value of the assets has decreased, it has the right to initiate a margin call. These valuations may be different than the values that we ascribe to these assets and may be influenced by recent asset sales and distressed levels by forced sellers. A margin call requires us to transfer additional assets to a lender without any advance of funds from the lender for such transfer or to repay a portion of the outstanding borrowings. We have experienced this phenomenon in recent weeks.

In recent weeks, we have observed a mark-down of a portion of our mortgage assets by the counterparties to our financing arrangements, resulting in us having to pay cash or securities to satisfy higher than historical levels of margin calls. Significant margin calls could have a material adverse effect on our results of operations, financial condition, business, liquidity and ability to make distributions to our stockholders, and could cause the value of our common stock to decline. In addition, we have also experienced an increase in haircuts on financings we have rolled. As haircuts are increased, we will be required to post additional collateral. We may also be forced to sell assets at significantly depressed prices to meet such margin calls and to maintain adequate liquidity. As a result of the ongoing COVID-19 pandemic, we have experienced margins calls well beyond historical norms. These trends, if continued, will have a negative adverse impact on our liquidity.

We cannot predict the effect that government policies, laws and plans adopted in response to the COVID-19 pandemic and the global recessionary economic conditions will have on us.

Governments have adopted, and we expect will continue to adopt, policies, laws and plans intended to address the COVID-19 pandemic and adverse developments in the credit, financial and mortgage markets. We cannot assure you that these programs will be effective, sufficient or otherwise have a positive impact on our business.

Our preliminary estimated range of GAAP book value per common share as of March 31, 2020 and our preliminary estimated cash and cash equivalents at March 31, 2020 could vary materially.

We have provided our preliminary estimated range of GAAP book value per common share as of March 31, 2020 and preliminary estimates of our cash and cash equivalents, unencumbered assets and our outstanding debt at March 31, 2020. These estimates, which are the responsibility of our management, were prepared by our management and are based upon a number of assumptions, and these estimates have not been compiled or examined by our independent auditor. Our closing procedures for the quarter ended March 31, 2020 are not yet complete. As such, additional adjustments to these preliminary estimates may be identified and could result in material changes when we report our results as of March 31, 2020. In particular, preliminary estimates of book value are inherently uncertain. Estimates on book value have been provided even though we have not completed our normal course third-party valuation procedures. While we believe that such preliminary estimate is based on reasonable assumptions and information available to us as of March 31, 2020, actual results may vary, and such variations may be material. Furthermore, the current volatility in the financial markets makes estimates of asset values even less reliable than usual. A variance between our estimated and final results may materially reduce the market price of our common stock. Further, our preliminary estimates are as of March 31, 2020, and actual results as of March 31, 2020 will be different.

The declaration, amount and payment of future cash dividends on our common stock are subject to uncertainty due to current market conditions.

The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our board of directors. Consistent with our intention to enhance our liquidity and strengthen our cash position to take advantage of future opportunities, we currently anticipate that beginning in the second quarter of 2020, our board of directors will adjust our quarterly cash dividend on our shares of common stock from prior quarters. We currently expect that our board of directors will approve and that we will declare a cash dividend in the amount of $0.30 for the second quarter of 2020. Our board of directors will continue to evaluate the payment of dividends as market conditions evolve.

Risks Related to the Notes, our Common Stock and to this Offering

The notes are effectively subordinated to any of our existing and future secured debt and structurally subordinated to the liabilities of our subsidiaries.

The notes will be our general unsecured obligations and will rank equal in right of payment with any of our other senior unsecured indebtedness, and senior in right of payment to any of our existing and future indebtedness that is contractually subordinated to the notes. The notes, however, will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of March 31, 2020, we and our subsidiaries had total indebtedness of approximately $15 billion, exclusive of payables, of which approximately $7 billion was repurchase agreements. All such indebtedness as of March 31, 2020 was secured. The provisions of the indenture governing the notes will not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral securing such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

In addition, the notes will not be guaranteed by any of our subsidiaries and, consequently, claims of holders of the notes will be structurally subordinated to all liabilities of all of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness (whether secured or unsecured) or issuing preferred equity in the future. In addition, certain debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

Despite our current indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness. This could exacerbate the risks associated with our leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including pursuant to a capital markets transaction such as a notes offering as well as secured indebtedness that will be structurally senior to the notes. Furthermore, the indenture governing the notes will not limit the amount of debt that we or our subsidiaries may issue. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes.

Our significant level of indebtedness and liabilities could limit cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

We have now and, following the consummation of this offering, will continue to have a significant amount of indebtedness and liabilities. As of March 31, 2020, we and our subsidiaries had total indebtedness of approximately $15 billion, exclusive of payables, of which approximately $7 billion was repurchase agreements. All such indebtedness as of March 31, 2020 was secured. We will incur $250,000,000 of additional indebtedness if and when we sell the notes, or $287,500,000 of additional indebtedness if the underwriter exercises in full its over-allotment option to purchase additional notes. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our business, results of operations and financial condition, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business;

•

dilution experienced by our existing stockholders as a result of the conversion of any of our convertible debt, including the notes offered hereby, or exchange of any of our exchangeable debt, into shares of common stock; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will continue to generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of the notes to be offered and sold in this offering, or any other indebtedness then outstanding, we would be in default, which would permit the holders of the affected indebtedness to accelerate the maturity of such indebtedness and could cause defaults under our other indebtedness. Any default under these notes or any other indebtedness could have a material adverse effect on our business, results of operations and financial condition.

We may not have the ability to raise the funds necessary to repurchase the notes as required upon a fundamental change, and our other then-existing debt may contain limitations on our ability to pay cash upon such repurchase of the notes.

Following a fundamental change as described under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes,” holders of notes will have the right to require us to purchase their notes for cash. A fundamental change may constitute an event of default or prepayment under, and result in the acceleration of the maturity of, our then-existing indebtedness. In addition, restrictions in our then-existing credit facilities or other indebtedness may not allow us to repurchase the notes upon a fundamental change. Our failure to repurchase the notes upon a fundamental change when required would result in an event of default with respect to the notes, which could, in turn, constitute a default under the terms of our other indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

The capped call transactions may affect the value of the notes and our common stock.

In connection with the pricing of the notes, we expect to enter into capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution upon conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriter exercises its over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

In addition, if any such capped call transactions fail to become effective, whether or not this offering of notes is completed, the option counterparties or their respective affiliates may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

We are subject to counterparty risk with respect to the capped call transactions.

The option counterparties will be financial institutions, and we will be subject to the risk that any or all of them might default under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral. Past global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the capped call transactions with such option counterparty. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our common stock. In addition, upon a default by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our common stock. We can provide no assurances as to the financial stability or viability of the option counterparties.

We may allocate the net proceeds from this offering to investments with which you may not agree.

We will have significant flexibility in investing the net proceeds of this offering. You will be unable to evaluate the manner in which the net proceeds of this offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find assets that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on you, and could cause the value of our common stock to decline.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock, cash or other property to holders of our common stock and certain tender or exchange offers, as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments” in this prospectus supplement. The conversion rate will not be adjusted for other events, such as a payment of certain dividends on our common stock or an issuance of our common stock for cash, that may adversely affect the trading price of the notes and the market price of our common stock. An event may occur that is adverse to the interests of the holders of the notes and their value, but that does not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute fundamental changes, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of specified fundamental changes, you will have the option to require us to repurchase all or any portion of your notes as described under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes.” However, the definition of “fundamental change” is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the trading price of the notes. For example, events such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. If any such event occurs, the holders of the notes would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the notes.

We may issue additional shares of our common stock or instruments convertible into our common stock, including in connection with conversions of notes, and thereby materially and adversely affect the price of our common stock, and, in turn, the notes.

In the future, we may issue additional shares of our common stock or other instruments convertible into our common stock during the life of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. If we issue additional shares of our common stock or instruments convertible into our common stock, it may materially and adversely affect the price of our common stock and, in turn, the price of the notes. Furthermore, the conversion of some or all of the notes will dilute the ownership interests of existing shareholders, and any sales in the public market of shares of our common stock issuable upon any such conversion could adversely affect prevailing market prices of our common stock or the notes. In addition, the anticipated issuance and sale of substantial amounts of our common stock or the anticipated conversion of securities into shares of our common stock could depress the price of our common stock.

There is currently no trading market for the notes, and an active trading market for the notes may not develop or, if it develops, may not be maintained.

The notes will be new securities for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriter has informed us that it intends to make a market in the notes, it is not obligated to do so and may discontinue market making at any time without notice. Accordingly, an active trading market may not develop for the notes and, even if one develops, such market may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices, or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which may not affect debt that is not convertible into capital stock. Historically, the market for convertible debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

An increase in market interest rates may reduce the trading price of the notes.

In general, as market interest rates rise, notes bearing interest at fixed rates decline in value. Consequently, if market interest rates increase, the trading price of the notes we are offering may decline. We cannot predict the future level of market interest rates.

Recent and future regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement this strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In light of recent market volatility, some market participants and commentators have renewed calls for rule prohibiting or restricting short-selling activity. Past regulatory actions, including emergency actions or regulations, have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Investing in the notes and in our common stock may involve a high degree of risk. Holders of the notes, as potential holders of our common stock, may experience losses, volatility and poor liquidity, and we may reduce our dividends in a variety of circumstances.

An investment in the notes and in our common stock may involve a high degree of risk, particularly when compared to other types of investments. Risks related to the economy, the financial markets, our industry, our investing activity, our other business activities, our financial results, the amount of dividends we distribute, the manner in which we conduct our business and the way we have structured and limited our operations could result in a reduction in, or the elimination of, the value of our common stock, and in turn, of the notes. The level of risk associated with an investment in the notes and in our common stock may not be suitable for the risk tolerance of many investors. Investors may experience volatile returns and material losses. In addition, the trading volume of our common stock (i.e., its liquidity) may be insufficient to allow investors to sell their common stock when they want to or at a price they consider reasonable.

Our earnings, cash flows, book value, and dividends can be volatile and difficult to predict. Investors in the notes and in our common stock should not rely on our estimates, projections or predictions, or on management’s beliefs about future events. In particular, the sustainability of our earnings and our cash flows will depend on numerous factors, including our level of investment activity, our access to debt and equity financing, the returns we earn, the amount and timing of credit losses, payment rates on residential mortgage loans we invest in or that underlie the mortgage-backed securities we invest in, the expense of running our business and other factors, including the risk factors described herein and in our Annual Report on Form 10-K for the year ended December 31, 2019. As a consequence, although we seek to pay a regular common stock dividend rate that is sustainable, we may reduce our regular dividend rate, or stop paying dividends, in the future for a variety of reasons. We may not provide public warnings of dividend reductions prior to their occurrence.

You may be subject to tax upon an adjustment to, or a failure to adjust, the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If you are a Non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. If we pay withholding taxes on behalf of a holder, we may set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock). See “Supplemental U.S. Federal Income Tax Considerations.”

Certain provisions in the notes and the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change.

Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require us to purchase their notes in cash. Our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

Ownership limitations in our charter may limit the ability of holders to convert notes into our common stock.

To assist us in satisfying the requirements for qualification as a REIT, our charter contains restrictions on the ownership and transfer of our stock. Our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, unless the stockholder receives an exemption from our board of directors. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. Notwithstanding any other provision of the indenture or the notes, no holder of notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause a violation of the restrictions on ownership and transfer of our stock set forth in our charter. Any purported delivery of shares of our common stock upon conversion of notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the restrictions on ownership and transfer of our stock set forth in our charter.

The notes may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating on the notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the trading price of the notes and the market price of our common stock could be harmed. In addition, the trading price of the notes is directly affected by market perceptions of our creditworthiness. Consequently, if a credit ratings agency rates any of our debt in the future or downgrades or withdraws any such rating, or puts us on credit watch, the trading price of the notes is likely to decline.

The notes are not protected by restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture governing the notes will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of Notes — Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock,” “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “Description of Notes — Consolidation, Merger and Sale of Assets.”

Holders of the notes will not, as such, be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to our common stock.

Holders of the notes will not, as such, be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of the notes will be subject to all changes affecting our common stock. Holders of the notes will not be entitled to the rights of the common stock underlying such notes, except to the extent they convert such notes, and, in such case, will be deemed to be the record holder of such notes as of the related conversion date. For example, if an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date of any note, then the holder of such note will not be entitled to vote the shares due upon conversion on the amendment, although such holder will, upon conversion, nevertheless be subject to any changes affecting our common stock.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $         million ($         million if the underwriter’s over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use approximately $         million of the net proceeds from this offering to pay the cost of the capped call transactions. See “Description of Capped Call Transactions.” We intend to use the remainder of the net proceeds from this offering to finance the acquisition of mortgage assets including residential mortgage loans, non-Agency RMBS, Agency RMBS, Agency and non-Agency CMBS and other targeted assets, and for other general corporate purposes such as repayment of outstanding indebtedness or to pay down other liabilities, working capital and for liquidity needs.

If the underwriter exercises its over-allotment option, we may use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

Pending these uses, we intend to maintain the net offering proceeds in interest-bearing, short-term, marketable investment grade securities or (interest or non-interest bearing) checking (or escrow) accounts or money market accounts that are consistent with our intention to maintain our qualification as a REIT. These investments may include, for example, government securities other than agency securities, certificates of deposit and interest-bearing bank deposits. These investments are expected to provide a lower net return than we will seek to achieve from our targeted assets.

DESCRIPTON OF THE NOTES

We will issue the notes under an indenture (the “base indenture”), between us and Wilmington Trust, National Association, as trustee, as supplemented by a supplemental indenture, each to be dated as of the date of the initial issuance of the notes (the “supplemental indenture”), between us and the trustee. We refer to the base indenture, as supplemented by the supplemental indenture, as the “indenture.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. You may request a copy of the indenture from us. We will file the base indenture and the supplemental indenture by means of a Current Report on Form 8-K. See “Where You Can Find More Information” in this prospectus supplement.

For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Chimera Investment Corporation and not to its subsidiaries.

General

The notes will:

•	be our general unsecured obligations;

•	rank equal in right of payment with our other existing and future senior unsecured indebtedness;

•	rank senior in right of payment to any existing and future indebtedness that is contractually subordinated to the notes;

•	be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated to the claims of our subsidiaries’ creditors, including trade creditors;

•

will be limited to an aggregate principal amount of $250,000,000 (or $287,500,000 if the underwriter exercises its over-allotment option to purchase additional notes in full) except as set forth below;

•	will mature on April 1, 2023 (the “maturity date”), unless earlier repurchased, redeemed or converted;

•

only to the extent necessary to preserve our status as a REIT, will be redeemable at our election prior to maturity, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (as described under “—Redemption of notes to preserve REIT status”);

•	will be subject to optional repurchase by us at your request upon a fundamental change (as described under “—Fundamental change permits holders to require us to repurchase notes”);

•	will be issued in denominations of $1,000 and integral multiples of $1,000; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

As of March 31, 2020, we and our subsidiaries had total indebtedness of approximately $15 billion, exclusive of payables, of which approximately $7 billion was repurchase agreements. All such indebtedness as of March 31, 2020 was secured. The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. Our subsidiaries will not guarantee any of our obligations under the notes. See “Risk Factors—Risks related to the notes, our common stock and this offering—The notes are effectively subordinated to any of our existing and future secured debt and structurally subordinated to the liabilities of our subsidiaries.”

The notes may be converted into shares of our common stock at an initial conversion rate of                  shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $                 per share of common stock) at any time prior to the close of business on the second scheduled trading day prior to the maturity date, unless the notes have been previously redeemed or repurchased. The conversion rate is subject to adjustment if certain events occur. You will not be entitled to receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date, except under the limited circumstances described below.

Any conversions of notes into shares of our common stock will be subject to certain ownership limitations more fully described in “—Ownership limit; limitation on stock issuable upon conversion.”

We may, without the consent of the holders, issue additional notes under the indenture with the same terms as the notes offered hereby (except for certain differences, such as the date as of which interest begins to accrue and the first interest payment date for such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will be identified by a separate CUSIP number or by no CUSIP number. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.

The registered holder of a note will be treated as the owner of it for all purposes under the indenture.

Other than the restrictions described under “—Fundamental change permits holders to require us to repurchase notes” and “—Consolidation, merger and sale of assets” below, and, except for the provisions set forth under “—Conversion rights—Recapitalizations, reclassifications and changes of our common stock” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

No sinking fund will be provided for the notes.

We do not intend to list the notes on a national securities exchange or interdealer quotation system.

Payments on the notes; paying agent and registrar

The following description replaces the description set forth under “Description of Debt Securities—Payment and Paying Agent” in the accompanying prospectus in its entirety.

We will pay the principal of certificated notes at the office or agency designated by us. We have initially designated a corporate trust office of the trustee as our paying agent and registrar as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $2.0 million or less, by check mailed to such holders and (ii) to holders having an aggregate principal amount of more than $2.0 million, either by check mailed to each such holder or, upon application by such holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

We will pay the principal of, and interest on notes in global form registered in the name of or held by The Depository Trust Company, or DTC, or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

Exchange and transfer

The following description replaces the description set forth under “Description of Debt Securities—Exchange and Transfer” in the accompanying prospectus in its entirety.

A holder of notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion. In addition, we are not required to transfer or exchange any note selected for redemption or surrendered for repurchase by us in the circumstances described under “—Fundamental change permits holders to require us to repurchase notes.”

Interest

The notes will bear interest at a rate of         % per year from the date of their initial issuance, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2020.

Interest will be paid to the person in whose name a note is registered at the close of business on March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date (regardless of whether such day is a business day). Interest will accrue on the notes from the date of initial issuance and will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date (other than an interest payment date coinciding with the maturity date) of a note falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day and no interest will accrue for such intervening period. If the maturity date would fall on a day that is not a business day, the required payment of interest and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the maturity date to such next succeeding business day. The term “business day” means a day on which the NYSE is open for trading and commercial banks in the City of New York are open for business; provided, however, that solely for purposes of determining the dates on which payments are due on the notes, a day on which banking institutions in the applicable place of payment are authorized or required by law or executive order to close will be deemed not to be a “business day.”

Unless otherwise stated or unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of default.”

Conversion rights

General

Holders may convert any of their notes into shares of our common stock at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day prior to the maturity date, unless the notes have been previously repurchased or redeemed by us. Any conversions of notes into shares of our common stock will be subject to certain ownership limitations more fully described in “—Ownership limit; limitation on

stock issuable upon conversion.” The initial conversion rate for the notes will be                  shares of our common stock per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $                 per share of our common stock.

If you have already delivered a repurchase notice as described under “—Fundamental change permits holders to require us to repurchase notes” with respect to a note, you may not surrender that note for conversion until you have withdrawn the notice in accordance with the indenture.

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

“Trading day” means a day during which (i) trading in our common stock generally occurs on a U.S. national securities exchange or market and (ii) there is no market disruption event (as defined below). If our common stock is not so traded, “trading day” means a “business day.”

“Market disruption event” means the occurrence or existence on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest unless the conversion date for such conversion occurs after a regular record date for the payment of interest and on or before the interest payment date to which it relates. Our settlement of conversions as described below under “—Settlement upon conversion” will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest to, but not including, the conversion date.

As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if the conversion date for a note occurs after a regular record date for the payment of interest, holders of such notes at the close of business on such regular record date will receive, on or before the corresponding interest payment date, the interest payable on such notes on such interest payment date notwithstanding the conversion. Notes surrendered for conversion with a conversion date occurring after any regular record date for the payment of interest and on or before the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable, on such interest payment date, on the notes so converted, except that no such payment need be made:

•	if we have specified a redemption date that is after a record date for the payment of interest and on or prior to the business day immediately following the corresponding interest payment date;

•

if we have specified a fundamental change repurchase date (as defined below) that is after a record date for the payment of interest and on or prior to the business day immediately following the corresponding interest payment date;

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes; or

•	in respect of any conversions that occur with a conversion date that is after the regular record date for the payment of interest immediately preceding the maturity date.

Therefore, for the avoidance of doubt, all holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date regardless of whether their notes have been converted following such record date.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert, you must:

•	complete and manually sign the conversion notice on the back of the note;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with the requirements of the preceding two paragraphs, as applicable, is the “conversion date” under the indenture.

If you have already delivered a repurchase notice as described under “ —Fundamental change permits holders to require us to repurchase notes” with respect to a note, you may not surrender that note for conversion until you have withdrawn the notice in accordance with the indenture. Your right to withdraw such repurchase notice and convert the notes that are subject to such notice will terminate at the close of business on the second scheduled trading day immediately preceding the relevant fundamental change repurchase date.

Settlement upon conversion

Upon conversion of the notes, a holder will receive, on or prior to the second trading day following the conversion date (except as provided below), a number of shares of common stock equal to (i) (A) the aggregate principal amount of notes to be converted, divided by (B) $1,000, multiplied by (ii) the applicable conversion rate in effect on the conversion date; provided, however, that with respect to any conversion date that occurs on or after the regular record date for the final payment of interest on the notes (i.e., March 15, 2023), we will deliver such shares on the maturity date (or, if the maturity date is not a business day, the next following business day). Notwithstanding the foregoing, we will not deliver any fractional shares upon conversion; instead, we will deliver cash in lieu of fractional shares based on the last reported sale price of our common stock on the conversion date (or, if the conversion date is not a trading day, the next following trading day). We refer to the date on which we are required to deliver the consideration due upon conversion as the “conversion settlement date.”

The “last reported sale price” of our common stock on any date means the closing sale price (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) per share on that date as reported in composite transactions on principal U.S. national securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, the “last reported share price” of our common stock will be the last quoted bid price per share of our common stock in the over-the-counter market on the relevant trading day as reported by OTC Markets Group Inc. or another similar organization selected by us. If our common stock is not so quoted, the “last reported sale price” of our common stock will be the average of the midpoint of the last bid and ask prices for shares of our common stock on the relevant date from a nationally recognized independent investment banking firm selected by us for this purpose, which may include the underwriter.

A converting holder will be deemed to be the record holder of the shares of our common stock deliverable on conversion as of the close of business on the conversion date.

Conversion rate adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), solely as a result of holding the notes, and at the same time and upon the same terms as common stockholders participate, in any of the transactions described below without having to convert their notes, as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the principal amount (expressed in thousands) of notes held by such holders.

(1)

If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a share split or share combination (in each case, excluding a distribution solely pursuant to a “common stock change event,” as to which the provisions described below under the caption “ —Recapitalizations, reclassifications and changes of our common stock” will apply), the conversion rate will be adjusted based on the following formula:

CR’	=	CR0	X	OS’
OS0

where,

CR0 =

the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as the case may be;

CR’ =	the conversion rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as the case may be;

OS0 =

the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as the case may be; and

OS’ =	the number of shares of our common stock that will be outstanding immediately after giving effect to such dividend or distribution or such share split or combination, as the case may be.

The foregoing adjustment to the conversion rate made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution or immediately after the open of business on the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 days after the record date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution (other than rights issued or otherwise distributed pursuant to a preferred stock rights plan, as to which the provisions described below in paragraph (3) and under the caption “—Treatment of rights” will apply), the conversion rate will be increased based on the following formula:

CR’	=	CR0	X	OS0 + X
OS0 + Y

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR’ =	the conversion rate in effect immediately after the close of business on such record date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on such record date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =

the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including the trading day immediately preceding the date of announcement of such distribution.

The foregoing increase in the conversion rate made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be immediately decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be immediately decreased to the conversion rate that would then be in effect if the record date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the holders of shares of our common stock to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)

If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of our common stock, excluding:

•	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	rights issued or otherwise distributed pursuant to a preferred stock rights plan, except to the extent provided below under the caption “—Treatment of rights”;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected (or would be effected without regard to the dividend threshold amount) pursuant to clause (4) below;

•

a distribution solely pursuant to a “common stock change event,” as to which the provisions described below under the caption “—Recapitalizations, reclassifications and changes of our common stock” will apply; or

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply,

then the conversion rate will be increased based on the following formula:

CR’	=	CR0	X	SP0
SP0 - FMV

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR’ =	the conversion rate in effect immediately after the close of business on such record date;

SP0 =

the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =

the fair market value, as determined by our board of directors or a committee thereof, of the shares of capital stock, evidences of indebtedness, assets or property of ours or rights, options or warrants to acquire our capital stock or other securities to be distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

The foregoing increase made in the conversion rate under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the conversion rate shall be immediately decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each holder of a note shall receive upon conversion, in respect of each $1,000 principal amount thereof, the amount and kind of our capital stock, evidences of our indebtedness or other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect immediately prior to the close of business on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, where such capital stock or similar equity interest is listed or quoted on a U.S. national securities exchange (or will be so listed or quoted when issued), which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR’	=	CR0	X	FMV0 + MP0
MP0

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date of the spin-off;

CR’ =	the conversion rate in effect immediately after the close of business on such record date;

FMV0 =

the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth above as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading-day period beginning on, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The increase in the conversion rate made under the preceding paragraph will be determined as of the close of business on the last trading day of the valuation period but will be given effect immediately after the close of business on the record date of the spin-off; provided that in respect of any conversion with a conversion date that occurs during the valuation period, we will, if necessary, delay the settlement of such conversion until the second trading day immediately after the last trading day of the valuation period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4)

If we pay any cash dividends or distributions to all or substantially all holders of our common stock (other than a regularly scheduled cash dividend that does not exceed the “dividend threshold amount” (as defined below) per share of our common stock), the conversion rate will be increased based on the following formula:

CR’	=	CR0	X	SP0 - T
SP0 - C

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR’ =	the conversion rate in effect immediately after the close of business on such record date;

SP0 =

the “daily VWAP” (as defined below) of a share of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; the “daily VWAP” shall mean the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CIM <equity> AQR” (or its equivalent successor if such page is not available or, if following the effective date of any recapitalization, reorganization or change to the common stock, or reference property received for the common stock trade under any ticker other than “CIM”, the equivalent page for such other ticker) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company) and shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours;

T =

the dividend threshold amount, which shall initially be $0.30 per fiscal quarter, adjusted as described below to take into account events that cause adjustments to the conversion rate and as further adjusted to account for any change in the frequency of payment of our regular dividend; provided that the dividend threshold amount shall be deemed to be zero if the dividend is not a regularly scheduled dividend; and

C =	the amount in cash per share we distribute to holders of our common stock.

The foregoing increase in the conversion rate made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Whenever the conversion rate is adjusted pursuant to the provisions described in clauses (1), (2), (3) or (5) of this section, “T” shall be adjusted by multiplying it by a fraction, the numerator of which is the conversion rate prior to adjustment and the denominator of which is the conversion rate following such adjustment.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each holder of a note shall receive upon conversion, for each $1,000 principal amount of notes, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate in effect on the record date for such dividend or distribution.

(5)

If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’	=	CR0	X	AC + (OS’ x SP’)
OS0 X SP’

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the expiration date;
CR’	=	the conversion rate in effect immediately after the close of business on the expiration date;
AC	=	the aggregate value of all cash and any other consideration, as determined by our board of directors or a committee thereof, paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately prior to the time such tender or exchange offer expires (before giving effect to such tender offer or exchange offer);
OS’	=	the number of shares of our common stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
SP’	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period (the “tender/exchange offer valuation period”) commencing on, and including, the trading day next succeeding the expiration date.

The foregoing increase in the conversion rate made under this clause (5) will be determined as of the close of business on the last trading day of the tender/exchange offer valuation period but will be given effect immediately after the close of business on the expiration date; provided, that in respect of any conversion where the conversion date occurs during the tender/exchange offer valuation period, we will, if necessary, delay the settlement of such conversion until the second trading day immediately after the last trading day of the tender/exchange offer valuation period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

If the application of any of the foregoing formulas (other than in connection with a share combination or a readjustment provided for above) would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a committee thereof, statute, contract or otherwise).

Notwithstanding anything to the contrary in the indenture or the notes, if:

•	a conversion rate adjustment for any dividend or distribution becomes effective on any record date pursuant to the provisions described in clauses (1) through (5), inclusive, above;

•	a note is to be converted;

•	the conversion date for such conversion occurs on such record date;

•	the consideration due upon such conversion includes any whole shares of our common stock based on a conversion rate that is adjusted for such dividend or distribution; and

•	such shares would be entitled to participate in such dividend or distribution,

then (x) such conversion rate adjustment will not be given effect for such conversion; and (y) the shares of common stock, if any, issuable upon such conversion based on such unadjusted conversion rate will be entitled to participate in such dividend or distribution.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. Except as described in this section, in “—Voluntary increases of conversion rate” below, we will not adjust the conversion rate.

Without limiting the preceding paragraph, the applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding bullet and outstanding as of the date the notes were first issued;

•	upon the issuance of any shares of our common stock for cash or as consideration in a merger, purchase or similar transaction;

•	for a change in the par value of our common stock;

•

upon any repurchase of shares of common stock in the open market or in privately negotiated transactions by us (including by way of accelerated share repurchase or other derivatives), in each case other than in transactions described under clause (5) above; or

•	for accrued and unpaid interest.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, reclassifications and changes of our common stock

In the event of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a share split or combination);

•	a consolidation, merger or combination involving us;

•	a sale or conveyance to another person of all or substantially all of our property and assets; or

•	any statutory share exchange,

in each case, in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock (such an event, a “common stock change event,” and such cash, securities or other property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, at and after the effective time of such common stock change event:

•

the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “—Conversion rights” caption (or in any related definitions) were instead a reference to the same number of reference property units;

•	for purposes of the definition of “ex-dividend date” and “record date,” the term “common stock” will be deemed to refer to any class of securities forming part of such reference property;

•

for purposes of the definition of “fundamental change” the terms “common stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such reference property; and

•

for these purposes, the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

For purposes of the foregoing, if the reference property of a common stock change event would consist of more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the reference property unit will be determined based on the weighted average of the types and amounts of consideration actually received by the holders of our common stock. We will notify holders and the trustee of the composition of the reference property unit as soon as practicable after such determination is made.

We shall not become a party to any such common stock change event unless its terms are consistent with the preceding.

None of the foregoing provisions shall affect the right of a holder of notes to convert its notes into shares of our common stock prior to the effective date of such common stock change event.

Treatment of rights

We currently do not have a preferred stock rights plan. To the extent that we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any common stock, the rights under the rights plan, unless prior to any conversion the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed, to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under “—Conversion rate adjustments” above, subject to re-adjustment in the event of the expiration, termination or redemption of such rights.

Voluntary increases of conversion rate

We are permitted, to the extent permitted by law and subject to the listing standards of The New York Stock Exchange, to increase the conversion rate of the notes by any amount for a period of at least 20 days, if our board of directors or a committee thereof determines that such increase would be in our best interest. If we make such determination, it will be conclusive and we will deliver to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect, in accordance with applicable law. Subject to the listing standards of The New York Stock Exchange, we may also, but are not required to, increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

Tax effect

A holder may, in some circumstances, including the distribution of certain cash dividends to holders of shares of our common stock, be deemed to have received a distribution subject to U.S. federal income or withholding tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Because a deemed distribution would not give rise to any cash from which any applicable withholding could be satisfied, if we pay withholding taxes on behalf of a holder, we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock). See “Supplemental U.S. Federal Income Tax Considerations.”

Adjustments of prices

Whenever any provision of the indenture requires us to calculate last reported sale prices over a span of multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, record date, effective date or expiration date, as applicable, of the event occurs, at any time during the period during which such prices are to be calculated.

Redemption of notes to preserve REIT status

We may not redeem the notes prior to their maturity, except to the extent, and only to the extent, necessary to preserve our status as a REIT. If we determine that redeeming the notes is necessary to preserve our status as a REIT, then we may redeem all or part (in a principal amount that is an integral multiple of $1,000) of the notes at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. However, if the redemption date for a note is after a regular record date for the payment of interest and on or prior to the corresponding interest payment date, then (i) we will pay, on or before such interest payment date, the full amount of accrued and unpaid interest payable on such note on such interest payment date to the holder of record of such note at the close of business on such regular record date; and (ii) the redemption price will not include such accrued and unpaid interest.

We will send to each applicable holder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date. The redemption date will be a business day of our choosing that is no more than 60, nor less than 30, calendar days after the date we send the related redemption notice.

Notes called for redemption must be delivered to the paying agent (in the case of certificated notes) or DTC’s procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the redemption price.

If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption.

Notwithstanding anything to the contrary above, no notes may be redeemed on any date if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the applicable redemption price with respect to such notes).

Open market and other purchases; no sinking fund

Except as described below under “—Fundamental change permits holders to require us to repurchase notes,” we will not be required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time repurchase notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.

Fundamental change permits holders to require us to repurchase notes

If a fundamental change occurs at any time, you will have the right, at your option, to require us to repurchase all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a business day (the “fundamental change repurchase date”) of our choosing that is not less than 20 nor more than 35 business days after the date of the fundamental change repurchase right notice (as defined below). The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date, unless such fundamental change repurchase date falls after a regular record date for the payment of interest and on or prior to the corresponding interest payment date, in which case (i) we will pay, on or before such interest payment date, the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on such regular record date; and (ii) the fundamental change repurchase price will not include such accrued and unpaid interest. Any notes repurchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)

a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or we otherwise become aware, that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)

the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, cash, securities or other property; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)	our common stock ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clauses (1) or (2) above will not constitute a fundamental change, however, if (i) at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock or common equity interests that are listed or quoted (or depositary receipts representing shares of common stock, which depositary receipts are listed or quoted) on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions; and (ii) as a result of such transaction or transactions, the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights.

After the occurrence of a fundamental change, but on or before the 15th day following such occurrence, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right, if any (the “fundamental change repurchase right notice”). Such fundamental change repurchase right notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right, if applicable;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	the applicable conversion rate and any related adjustments to the applicable conversion rate;

•

that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes, if applicable.

The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The fundamental change repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase price and fundamental change repurchase features, however, are not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The definition of “fundamental change” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our property and assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our property and assets may be uncertain.

To exercise your fundamental change repurchase right, you must deliver, between the date of the fundamental change repurchase right notice and the close of business on the second scheduled trading day prior to the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the second scheduled trading day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes, which must be $1,000 or an integral multiple thereof;

•	if such notes are certificated notes, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the repurchase notice.

In the case of global notes, the delivery of the repurchase notice and withdrawal notice must instead comply with appropriate DTC procedures within the deadlines set forth above.

We will be required to repurchase the notes on the fundamental change repurchase date, subject to extension to comply with applicable law. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. Subject to a holder’s right to receive interest on the related interest payment date where the fundamental change repurchase date falls between a regular record date for the payment of interest and the interest payment date to which it relates, if the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date then:

•	the notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

•

all other rights of the holder will terminate other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest, if any, upon delivery or transfer of the notes.

In connection with any repurchase offer pursuant to a fundamental change repurchase right notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes,

in each case, so as to permit the rights and obligations under this “—Fundamental change permits holders to require us to repurchase notes” to be exercised in the time and in the manner specified in the indenture. No notes may be repurchased on any date at the option of holders on a fundamental change repurchase date if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the applicable fundamental change repurchase price with respect to such notes).

We will not be required to make an offer to repurchase the notes upon a fundamental change if a third party makes such an offer to repurchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an offer to repurchase made by us and such third party purchases all notes properly tendered and not validly withdrawn under such offer.

We may not have enough cash to pay the applicable fundamental change repurchase price. See “Risk Factors—Risks related to the notes, our common stock and this offering—We may not have the ability to raise the funds necessary to repurchase the notes as required upon a fundamental change, and our other then-existing debt may contain limitations on our ability to pay cash upon such repurchase of the notes.”

Ownership limit; limitation on stock issuable upon conversion

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, among other purposes, our charter contains restrictions on the ownership and transfer of our stock. Our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, unless they receive an exemption from our board of directors. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. The indenture that will govern the notes will provide that, notwithstanding any other provision of the indenture or the notes, no holder of notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause a violation of the restrictions on ownership and transfer of our stock set forth in our charter. Any purported delivery of shares of our common stock upon conversion of notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the restrictions on ownership and transfer of our stock set forth in our charter. See “Restrictions on Ownership and Transfer” on page 24 of the accompanying prospectus.

Consolidation, merger and sale of assets

The following description replaces the description set forth under “Description of Debt Securities— Consolidation, Merger, and Sale of Assets” in the accompanying prospectus in its entirety.

The indenture provides that we will not consolidate with or merge with or into, or sell, lease or otherwise transfer all or substantially all of the property and assets of us and our subsidiaries, taken as a whole to, another person, unless (i) the resulting, surviving or transferee person, if not us, is a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person, if not us, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger, sale, lease or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, ours under the indenture and, except in the case of a lease, we will be discharged from our obligations under the indenture and the notes.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above. Furthermore, there is no precise, established definition of the phrase “substantially all” of our property and assets under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above (or under “ —Conversion rights—Recapitalizations, reclassifications and changes of our common stock” or “ —Fundamental change permits holders to require us to repurchase notes”) would apply to a sale, lease or transfer of less than all of our properties and assets.

Events of default

The following description replaces the description set forth under “Description of Debt Securities—Events of Default” in the accompanying prospectus in its entirety.

Each of the following is an event of default:

(1)	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise;

(3)

default in our obligation to deliver shares of common stock required to be delivered upon conversion of the notes, together with cash in lieu of any fractional shares, upon conversion of any notes and the default continues for five business days;

(4)	failure by us to comply with our obligations under “—Consolidation, merger and sale of assets”;

(5)	failure by us to comply with our notice obligations under “—Fundamental change permits holders to require us to repurchase notes”;

(6)

failure by us for 60 days after written notice from the trustee or the holders of at least 25% principal amount of the notes then outstanding has been received by us to comply with any of our other agreements contained in the notes or indenture;

(7)

default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed (other than non-recourse debt of a subsidiary) in excess of $50 million in the aggregate of ours and/or any such subsidiary, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 60 days; or

(ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 60 days;

(8)

a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance) rendered against us or any of our subsidiaries, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; or

(9)	certain events of bankruptcy, insolvency or reorganization of the Company or any of our “significant subsidiaries” (as defined below) (the “bankruptcy provisions”).

A “significant subsidiary” is a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided, that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $25 million.

If an event of default other than event of default arising under clause (9) above occurs and is continuing, the trustee by notice to us, or the holders of at least 25% principal amount of the outstanding notes, by notice to us and the trustee, may declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. However, upon an event of default arising out of the bankruptcy provisions (except with respect to any significant subsidiary), the aggregate principal amount and accrued and unpaid interest will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to our failure to comply with our obligations as set forth under “—Reports” below (including Section 314(a) of the Trust Indenture Act) will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to (i) 0.25% per annum of the principal amount of the notes outstanding for each day during the first 185-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (ii) 0.50% per annum of the principal amount of the notes outstanding for each day during the 180-day period on which such event of default is continuing beginning on, and including, the 181st day on which such event of default is continuing.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above (and, for the avoidance of doubt, such additional interest will cease to accrue). The provisions of the indenture described in this and the preceding paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this and the preceding paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above. In no event shall additional interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in the immediately preceding paragraph, regardless of the number of events or circumstances giving rise to requirements to pay such additional interest. With regard to any event of default relating to our failure to comply with our obligations as set forth under “—Reports” below, no additional interest shall accrue after such event of default has been cured.

In order to elect to pay the additional interest as the sole remedy during the first 365 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding two paragraphs, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 365-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

The holders of a majority principal amount of the outstanding notes may waive all past defaults (except with respect to non-payment of principal or interest or the failure to deliver amounts due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default (other than the non-payment of the principal of and interest on the notes or the failure to deliver amounts due upon conversion that have become due solely by such declaration of acceleration) have been cured or waived.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity and/or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due or to receive the consideration due to it upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;
(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)

the holders of a majority principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60 day period.

Subject to certain restrictions, the holders of a majority principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is actually known to the trustee, the trustee must send to each holder notice of the default within 90 days after the trustee becomes aware thereof. However, except in the case of a default in the payment of principal of or interest on any note or conversion default, the trustee may withhold notice if and so long as a responsible officer of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a default, the status of those events and what action we are taking or propose to take in respect thereof.

Payments of any redemption price, fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and amendment

The following description replaces the description set forth under “Description of Debt Securities—Modification and Waiver” in the accompanying prospectus in its entirety.

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority principal amount of the notes then outstanding, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the amount of notes whose holders must consent to an amendment;

(2)	reduce the rate, or extend the stated time for payment, of interest (other than additional interest described above under “—Events of default”) on any note;

(3)	reduce the principal, or extend the stated maturity, of any note;

(4)	make any change that adversely affects the conversion rights of any notes;

(5)

reduce any redemption price or fundamental change repurchase price of any note or amend or modify, in any manner adverse to the holders of notes, our right to redeem the notes or our obligation to repurchase the notes in connection with a fundamental change, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	change the place or currency of payment of principal or interest in respect of any note;

(7)

impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(8)	adversely affect the ranking of the notes as our senior unsecured indebtedness; or

(9)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions if such change adversely affects the rights of holders of the notes.

Notwithstanding anything to the contrary above, without the consent of any holder, we and the trustee may amend the indenture and/or the notes to:

(1)	cure any ambiguity, omission, defect or inconsistency, including to eliminate any conflict with the terms of the Trust Indenture Act;

(2)	provide for the assumption by a successor corporation of our obligations under the indenture;

(3)	add guarantees with respect to the notes;

(4)	secure the notes;

(5)	issue additional notes as described with under “—General”;

(6)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(7)	provide for the conversion of notes into reference property as described above under “—Conversion rights—Recapitalizations, reclassifications and changes of our common stock”;

(8)	make any change that does not adversely affect in any material respect the rights of any holder of the notes (other than any holder that consents to such change);

(9)	comply with any requirement of the SEC in connection with any qualification of the indenture under the Trust Indenture Act;

(10)	evidence or provide for the acceptance of the appointment of a successor trustee; or

(11)

conform the provisions of the indenture to the “Description of Notes” section in the preliminary prospectus supplement for this offering, as supplemented by the issuer free writing prospectus, related to the offering of the notes.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the indenture becomes effective, we are required to send to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and discharge

The following description replaces the description set forth under “Description of Debt Securities—Satisfaction and Discharge; Defeasance” in the accompanying prospectus in its entirety.

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee (in the case of cash) or delivering to the holders (in the case of common stock), as applicable, after the notes have become due and payable, whether at stated maturity or any redemption date or fundamental change repurchase date, or upon conversion or otherwise, cash and/or (in the case of conversion) shares of our common stock (or, if applicable, reference property) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in respect of notes

We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes, the redemption price and the conversion rate of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.

Trustee

Wilmington Trust, National Association is the trustee, security registrar, paying agent and conversion agent.

Form, denomination and registration

The notes will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and multiples of $1,000.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us (with a copy to the trustee) within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any similar or successor provision). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR. We are also required to comply with the provisions of Section 314(a) of the Trust Indenture Act.

Global notes, book-entry form

The following description replaces the description set forth under “Description of Debt Securities—Global Securities” in the accompanying prospectus in its entirety.

The notes will be evidenced by one or more global notes. We will deposit the global note or notes with the trustee, as custodian for DTC, and register the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as “participants.”

Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that some persons take physical delivery of securities in definitive form in order to engage in certain transactions. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, whom we refer to as “indirect participants.” So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.

We will pay interest on, and the redemption price and fundamental change repurchase price, if any, with respect to a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date, redemption date or fundamental change repurchase date, as the case may be. Neither we, the conversion agent, the trustee nor any paying agent will be responsible or liable for:

•	the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on a payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by a participant to owners of beneficial interests in the principal amount represented by a global note held through such participant will be the responsibility of such participant, as is now the case with securities held for the accounts of customers registered in “street name.”

Because DTC can only act on behalf of participants, who, in turn, act on behalf of indirect participants and beneficial owners, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the related global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants.

Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC (i) notifies us that it is at any time unwilling or unable to continue as depositary or (ii) ceases to be registered as a clearing agency under the Exchange Act of 1934, as amended, or the Exchange Act, and, in either case, a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in certificated form in exchange for such interest if an event of default has occurred and is continuing. We may also exchange beneficial interests in a global note for one or more certificated securities registered in the name of the owner of the beneficial interest if we and the owner of such beneficial interest agree to such exchange.

No personal liability of directors, officers, employees or stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing law

The notes and the indenture will be governed by, and construed under, the laws of the State of New York.

DESCRIPTION OF CAPPED CALL TRANSACTIONS

In connection with the pricing of the notes, we expect to enter into capped call transactions with the underwriter and/or its respective affiliates or other financial institutions, which we refer to herein as the option counterparties. The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock underlying the notes.

We intend to use approximately $         million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriter exercises its over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution upon conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

We will not be required to make any cash payments to the option counterparties or their respective affiliates upon the exercise of the options that are a part of the capped call transactions, but we will be entitled to receive from them a number of shares of our common stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions during the relevant valuation period under the capped call transactions. However, if the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions during such valuation period, the number of shares of our common stock and/or the amount of cash we expect to receive upon exercise of the capped call transactions will be capped based on the amount by which the cap price exceeds the strike price of the capped call transactions.

The capped call transactions are separate transactions entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions. For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Underwriting—Capped Call Transactions” and “Risk Factors—Risks Related to the Notes, our Common Stock and to this Offering—The capped call transactions may affect the value of the notes and our common stock.”

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of the material U.S. federal income tax considerations relating to the acquisition, holding and disposition of the notes supplements, and to the extent inconsistent supersedes, the discussion under “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the Internal Revenue Service, or IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular noteholder in light of its investment or tax circumstances or to noteholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market the notes;

•	subchapter S corporations;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies, or RICs;

•	REITs;

•	trusts and estates;

•	persons holding our notes as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest in us through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us;

•	tax-exempt organizations; and

•	Non-U.S. Holders (as defined below, and except as otherwise discussed below).

This summary assumes that investors will hold the notes or our common stock issuable on the conversion thereof as a capital asset, which generally means as property held for investment. This summary is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes are sold to the public for cash). In addition, this discussion does not address the tax consequences applicable to holders subject to Section 451(b) of the Code.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our note or our common stock who for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our notes or our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our notes or our common stock should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of the notes or common stock by the partnership.

The term “Non-U.S. Holder” means a beneficial owner of a note or our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

The federal income tax treatment of holders of the notes or common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding the notes or common stock will depend on the investor’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of the notes or our common stock issuable on the conversion thereof.

Consequences to U.S. Holders of the Notes

The following is a summary of the general U.S. federal income tax consequences that will apply to you if you are a “U.S. Holder” of the notes. Certain consequences to “Non-U.S. Holders” of the notes are described under “—Consequences to Non-U.S. Holders of the Notes” below.

Interest. Stated interest on the notes generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Repurchase, or Other Taxable Disposition of the Notes. You generally will recognize gain or loss upon the sale, exchange, repurchase or other taxable disposition of a note (other than a conversion into a combination of cash or common stock as further described below) equal to the difference (if any) between the amount realized on such disposition (other than amounts attributable to accrued but unpaid stated interest, which, if not previously taxed, will be taxable as ordinary interest income) and your tax basis in the note. Your tax basis in a note generally will be the purchase price paid therefor. Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note is more than one year. Certain non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation in respect of long-term capital gain. The deductibility of capital losses is subject to certain limitations.

Repurchase of the Notes Solely for Cash. Upon the occurrence of a fundamental change, holders may require us to purchase the notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. Such a purchase of a note in exchange solely for cash will be treated as a taxable sale or exchange of the note, as described above under “—Sale, Exchange, Repurchase, or Other Taxable Disposition of the Notes.”

Conversion of Notes for Common Stock and Cash in lieu of Fractional Shares. Upon the conversion of notes into our common stock, you generally will not recognize gain or loss on the conversion, except with respect to cash received in lieu of a fractional common share of our common stock, and other than amounts attributable to accrued interest which will be taxable as such. Your adjusted tax basis in our common stock received upon conversion of the notes will equal your tax basis in the corresponding note (reduced by any basis allocable to a fractional share of our common stock), except that the tax basis of common stock that is attributable to accrued interest will equal the fair market value of such stock which will be the amount of such accrued interest. Your holding period for our common stock received generally will include the holding period for the corresponding note surrendered in the conversion, except that the holding period of common stock received with respect to accrued interest will commence the day after the date of receipt. Cash received in lieu of a fractional share of our common stock upon conversion of the notes generally will be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share of our common stock generally will result in the treatment described above under “—Sale, Exchange, Repurchase, or Other Taxable Disposition of the Notes.”

If you convert your notes between a record date for an interest payment and the interest payment date and consequently are required to pay upon surrender of your notes for conversion an amount equal to the amount of the interest payment to be received by you, as described in “Description of the Notes—Conversion Rights—General,” you should consult your tax advisors concerning the appropriate treatment of such payments.

Constructive Distributions. The conversion rate of the notes is subject to adjustment under certain circumstances as described above in “Description of the Notes—Conversion Rights.” Certain adjustments (or the absence of such adjustments) to the conversion rate of the notes that increase a U.S. Holder’s proportionate interest in our assets or earnings and profits may result in a taxable constructive distribution to the holder without the receipt of any cash, whether or not the holder ever converts the notes. Any such taxable deemed distribution would not be eligible for a dividends-received deduction or the preferential tax rates applicable to dividends. A deemed distribution would arise, for example, if the applicable conversion rate were adjusted to compensate you for certain distributions of cash or property to our shareholders. However, a change in the applicable conversion rate that simply prevents the dilution of your interests upon a change in capital structure, if made under a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interests of the holders of the notes, would not be treated as a taxable constructive distribution. Any taxable deemed distribution will be taxable as a dividend to the extent of our current and accumulated earnings and profits, with any excess treated as a tax-free return of capital or as capital gain. Generally, your adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. You are urged to consult your tax advisor with respect to the tax consequences of any adjustment (or the absence of any adjustment) to the conversion rate and any resulting deemed distribution.

Ownership and Disposition of Common Stock Received Upon Conversion. The tax consequences of owning and disposing of common stock received upon conversion of the notes are described in the accompanying prospectus under “—Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Capital Stock” and “—Backup Withholding Tax and Information Reporting.”

Consequences to Non-U.S. Holders of the Notes

The following is a summary of the general U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. Holder” of the notes. The discussion is based on current law and is for general information only.

Payments of Interest. Subject to the discussion of backup withholding and Sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”) in the accompanying prospectus, if you are a

Non-U.S. Holder, you generally will not be subject to the 30% U.S. federal withholding tax on interest paid on the notes under the “portfolio interest rule,” provided that:

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our shares that are entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	you are not a controlled foreign corporation for U.S. federal income tax purposes that is actually or constructively related to us through sufficient stock ownership (as provided in the Code);

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•

you provide the applicable withholding agent with, among other things, your name and address, and certify, under penalties of perjury, that you are not a U.S. person within the meaning of the Code (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form)).

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—Interest or Gain Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Repurchase, Other Taxable Disposition of the Notes. Subject to the discussion in the accompanying prospectus of accrued but unpaid interest backup withholding and FATCA, you generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale or other taxable disposition of a note (including a retirement or repurchase), unless:

•	you are an individual Non-U.S. Holder, you are present in the United States for at least 183 days in the taxable year of such disposition and certain other conditions are met;

•

that gain is effectively connected with the conduct by you of a trade or business within the United States, (and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States); or

•	the note is treated as a “United States real property interest” under the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA.”

If you are described in the first bullet point above, gain you recognize upon disposition generally will be subject to U.S. federal income tax at a rate of 30%, which may be offset by U.S.-source capital losses recognized in the same taxable year (provided you have timely filed U.S. federal income tax returns with respect to such losses), except as otherwise required by an applicable income tax treaty.

If you are described in the second bullet point, see “—Interest or Gain Effectively Connected with a U.S. Trade or Business,” below.

As described under “—Taxation of Non-U.S. Holders of Our Capital Stock—Sales of Our Capital Stock” in the accompanying prospectus, our common stock will not constitute a United States real property interest under the FIRPTA rules if either less than 50% of our assets throughout a prescribed testing period consist of interests in real property located in the United States other than interest solely as a creditor or we are a domestically-controlled REIT. If our common stock is not a United States real property interest for these reasons, a note will also not be a United States real property interest. We do not anticipate that 50% or more of our assets will consist of interest in real property, but no assurance can be provided that we will not be treated as such. Because our common stock is publicly traded, no assurance can be given that we are or will be a domestically controlled REIT.

Even if 50% or more of our assets consist of interests in real property and we are not a domestically-controlled REIT, so long as our common stock continues to be regularly traded on an established securities market in the United States, a note will not be a United States real property interest and a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of notes under FIRPTA (i) if the notes are considered to be regularly traded on an established securities market and the Non-U.S. Holder has not held (at any time during the shorter of the five-year period preceding the date of disposition or its holding period) more than 10% (actually or constructively) of the total fair market value of the notes outstanding or (ii) if the notes are not considered to be regularly traded on an established securities market and on the date the Non-U.S. Holder’s notes were acquired they had a fair market value less than or equal to 10% of the fair market value of common stock outstanding. It is uncertain whether the notes will be considered to be regularly traded for purposes of the tests described in (i) and (ii) above. If you are a Non-U.S. Holder, you should consult your tax advisor as to whether the sale, exchange, repurchase, or other disposition of a note is exempt from U.S. federal income tax under FIRPTA.

If a Non-U.S. Holder exceeds the limits described in the above paragraph (and the notes are otherwise subject to FIRPTA), such Non-U.S. Holder would be subject to U.S. federal income tax at the regular graduated rates generally applicable to U.S. Holders on gain, if any, recognized in connection with its disposition of notes. If a Non-U.S. Holder is subject to the tax described in the preceding sentence, it will be required to file a U.S. federal income tax return with the IRS.

To the extent that the amount realized on any disposition of notes is attributable to accrued but unpaid interest, such amount generally will be treated in the same manner as payments of interest as described under the heading “—Payments of Interest” above.

Interest or Gain Effectively Connected with a U.S. Trade or Business. If you are engaged in a trade or business in the United States and interest on a note or gain recognized from the sale, exchange, repurchase or other taxable disposition of a note is effectively connected with the conduct of that trade or business (and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you generally will be subject to U.S. federal income tax (but not the 30% U.S. federal withholding tax if you provide an IRS Form W-8ECI with respect to interest, as described above) on that interest or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest or gain effectively connected with your trade or business in the United States will be included in your earnings and profits.

Conversion of the Notes. To the extent you recognize any gain as a result of the receipt of cash in the conversion (including the receipt of cash in lieu of a fractional share of our common stock upon conversion), such gain would be subject to the rules with respect to the sale or exchange of a note described above under “—Sale, Exchange, Repurchase, or Other Taxable Disposition of the Notes.” Under FIRPTA, in the event that the notes were to be treated as United States real property interests, then a Non-U.S. Holder generally would need to comply with certain reporting and other requirements to avoid being subject to tax as a result of the conversion even in situations where the conversion would otherwise be subject to non-recognition for U.S. Holders, and no assurance can be given that a Non-U.S. Holder would be able to satisfy such requirements if they were to apply.

To the extent that any cash or shares of our common stock received upon the conversion of the notes by a Non-U.S. Holder is subject to U.S. federal withholding tax and is not sufficient to comply with our U.S. federal withholding obligations, we may withhold from any amounts owed to such Non-U.S. Holder, including, but not limited to, any actual cash dividends or distributions subsequently made with respect to such common stock.

Constructive Distributions. The applicable conversion rate is subject to adjustment in certain circumstances. Any such adjustment (or failure to make an adjustment) could, in certain circumstances, give rise to a deemed distribution to Non-U.S. Holders of the notes without the receipt of any cash. See “—Consequences to U.S. Holders of the Notes—Constructive Distributions,” above. Any taxable deemed distribution to the extent of our current and accumulated earnings and profits would be subject to the rules described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions” and any taxable deemed distribution in excess of our current and accumulated earnings and profits would be subject to the rules in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Our Capital Stock—Sales of Our Capital Stock.” Because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from common stock or cash payments for fractional shares otherwise deliverable to a holder. Until such time as judicial, legislative, or regulatory guidance becomes available that would, in our reasonable determination, permit us to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, we in general intend to withhold on such distributions at a 30% rate or whatever treaty rate is applicable to ordinary income dividends from REITs, to the extent such dividends are made out of our current or accumulated earnings and profits. A Non-U.S. Holder who is subject to withholding tax under such circumstances is urged to consult its tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

Ownership and Disposition of Common Stock Received Upon Conversion. The tax consequences of owning and disposing of common stock received upon conversion of the notes are described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Our Capital Stock” and —“Backup Withholding Tax and Information Reporting.”

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement between us and Credit Suisse Securities (USA) LLC as the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the principal amount of the notes set forth below.

Underwriter	Principal amount
Credit Suisse Securities (USA) LLC	$

Total		$250,000,000

The underwriter is offering the notes subject to acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to certain conditions. The underwriter is obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriter is not required to take or pay for the notes covered by the over-allotment option described below.

The underwriter initially proposes to offer the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriter. The offering of the notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. Sales of notes made outside of the United States may be made by affiliates of the underwriter.

We have granted the underwriter a 13-day option to purchase up to an additional $37,500,000 aggregate principal amount of notes from us to cover sales of notes that exceed the principal amount of notes specified above. If any additional notes are purchased with this over-allotment option, the underwriter will offer such additional notes on the same terms as those on which the notes are being offered and in approximately the same proportion as shown in the table above.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before estimated offering expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per note		Without option	With option
Public offering price		%	$	$
Underwriting discounts and commissions		%	$	$
Proceeds, before expenses, to us		%	$	$

In addition, we estimate that the expenses of this offering payable by us, other than underwriting discounts and commissions, will be approximately $350,000.

We have agreed that we will indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in respect of those liabilities.

We have agreed that we will not, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 30 days after the date of this prospectus supplement, (i) offer, sell, contract to sell, pledge, register, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of common stock, or any securities convertible into, or exercisable, exchangeable or redeemable for shares of common stock, other than

•	notes to be sold pursuant to this prospectus supplement or shares of our common stock issuable upon conversion of the notes;

•

any equity linked financing issued in a private transaction, including any securities convertible into, or exercisable, exchangeable or redeemable for shares of common stock provided the investors in any such financing agree to be subject to a lock-up until the lock-up hereunder expires;

•

shares of our common stock, restricted stock, options or other units or awards granted under our existing equity incentive plans or pursuant to the exercise of employee stock options or other awards; and

•	shares of our common stock issued pursuant to our dividend reinvestment plan or any successor dividend reinvestment or share purchase plan.

Our directors and executive officers have entered into lock up agreements with the underwriter prior to the commencement of this offering pursuant to which they, with limited exceptions, for a period of 30 days after the date of this prospectus supplement, may not, without the prior written consent of Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable, exchangeable or redeemable for shares of common stock.

With respect to our directors and executive officers, the foregoing restrictions do not apply to transfers of our common stock (subject to specified limitations):

•	as a bona fide gift or gifts;

•	to any trust for the direct or indirect benefit of our directors or executive officers and/or their respective immediate family members;

•	to affiliates of our directors or executive officers or to any investment fund or other entity controlled or managed by our directors or executive officers;

•	to us in satisfaction of any tax withholding obligations pursuant to the terms of any equity compensation plan or arrangement.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriter that it presently intends to make a market in the notes after completion of the offering. However, the underwriter is under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

In connection with the offering of the notes, the underwriter may engage in over-allotment, stabilizing transactions and syndicate covering transactions in the notes and shares of our common stock. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriter. Stabilizing transactions involve bids to purchase the notes or shares of our common stock in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes or shares of our common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes or our common stock to be higher than it otherwise would be.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the notes, including the imposition of penalty bids.

A prospectus supplement and accompanying prospectus in electronic format may be made available on websites maintained by the underwriter or by its respective affiliates. The underwriter may agree to allocate a number of notes for sale to their online brokerage account holders. Internet distributions will be made by the underwriter on the same basis as other allocations.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

Credit Suisse Securities (USA) LLC and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. In addition, Credit Suisse Securities (USA) LLC and its affiliates have been or are lenders under one or more of our secured repurchase credit facilities and have made margin calls in recent periods. Credit Suisse Securities (USA) LLC and its affiliates are or have been counterparties to securities and other trading activities with us and our affiliates. In addition, Credit Suisse Securities (USA) LLC will be a counterparty to us on the capped call transactions described herein.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103

Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Purchasers are also notified and understand and acknowledge that the company is relying on the exemption from registration as an “investment fund manager” under Multilateral Instrument 32-102 Registration Exemptions for Non-Resident Investment Fund Managers (“MI 32-102”) in the Provinces of Ontario and Quebec in connection with the investment management services it provides. In accordance with MI 32-102, the company hereby notifies purchasers in the Provinces of Ontario and Quebec that: (a) the company is not registered in the Provinces of Ontario or Quebec to act as an investment fund manager; (b) the jurisdiction in which the company’s head office is located is the United States; (c) all or substantially all of the assets of the company may be situated outside of Canada; (d) there may be difficulty enforcing legal rights against the company because of the above; and (e) the name and address of the company’s agent for service of process in the Provinces of Ontario and Quebec is as follows: (i) in Ontario: Blakes Extra-Provincial Services Inc., Suite 4000, 199 Bay Street, Toronto, ON M5L 1A9; and (ii) in Quebec: Blakes Extra-Provincial Services Inc., 1 Place Ville Marie #3000, Montreal, QC H3B 4N8.

Capped Call Transactions

In connection with the pricing of the notes, we expect to enter into capped call transactions with the underwriter and/or its affiliates or other financial institutions, which we refer to herein as the option counterparties. The capped call transactions are expected generally to reduce the potential dilution to our common stock upon conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

We intend to use approximately $         million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriter exercises its over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes. For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with the capped call transactions, see “Risk Factors—Risks Related to the Notes, our Common Stock and to this Offering—The capped call transactions may affect the value of the notes and our common stock.”

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton Andrews Kurth LLP and, with respect to certain matters of Maryland law, Venable LLP. Certain legal matters will be passed upon for the underwriter by Ropes  & Gray LLP.

EXPERTS

The consolidated financial statements of Chimera Investment Corporation appearing in Chimera Investment Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Chimera Investment Corporation’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov and on our website at www.chimerareit.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and the information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus and in our other filings with the SEC. We have filed the documents listed below with the SEC (File No. 001-33796) under the Exchange Act and these documents are incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 24, 2020;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed on April 15, 2019;

•	Our Current Report on Form 8-K, filed on January 18, 2019;

•	The description of our common stock, par value $0.01 per share, included in our Registration Statement on Form 8-A, filed on November 5, 2007;

•	The description of our Series B Preferred Stock, included in our Registration Statement on Form 8-A, filed on February 24, 2017;

•	The description of our Series C Preferred Stock, included in our Registration Statement on Form 8-A, filed on September 18, 2018; and

•	The description of our Series D Preferred Stock, included in our Registration Statement on Form 8-A, filed on January 17, 2019.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be part hereof from the date of filing of those documents.

Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other document that we file with the SEC, and which is also incorporated by reference in this prospectus supplement and the accompanying prospectus, modifies or replaces that statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus (other than the exhibits to such documents unless those exhibits are specifically incorporated by reference into those documents); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Chimera Investment Corporation, 520 Madison Ave., 32nd Floor, New York, New York 10022, telephone number (212) 626-2300.

PROSPECTUS

Common Stock, Preferred Stock, Warrants and Debt Securities

By this prospectus, we may offer, from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, shares of our preferred stock or debt securities; and

•	debt securities, which may consist of debentures, notes, or other types of debt.

The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. We will provide specific terms of each issuance of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you decide to invest.

This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

The New York Stock Exchange lists our common stock, par value $0.01 per share, under the symbol “CIM”, our 8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, under the symbol “CIM PrA”, our 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, under the symbol “CIM PrB” and our 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, under the symbol “CIM PrC”.

To assist us in qualifying as a real estate investment trust, or REIT, for U.S. federal income tax purposes, our Charter provides that no person may own more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, excluding any shares of capital stock not treated as outstanding for federal income tax purposes, unless our board of directors waives this limitation.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 3 of this prospectus.

We may sell these securities to or through underwriters, dealers or agents, or we may sell the securities directly to investors on our own behalf.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 14, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (or the SEC or Commission) using a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into or set forth in this prospectus or the applicable prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and any other offering material, and the information incorporated by reference into this prospectus, any prospectus supplement and/or any other offering material, and certain statements contained in our future filings with the SEC, in our press releases or in our other public or stockholder communications may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (or the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act). Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” “estimate,” “plan,” or similar terms, variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	our business and investment strategy;

•	availability of investment opportunities in real estate-related and other securities;

•	our expected investments;

•	changes in the value of our investments;

•	changes in interest rates and mortgage prepayment rates;

•	prepayments of the mortgage and other loans underlying our residential mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS;

•	rates of default, delinquencies or decreased recovery rates on our investments;

•	general volatility of the securities markets in which we invest;

•	our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements;

•	our ability to effect our strategy to securitize residential mortgage loans;

•	interest rate mismatches between our investments and our borrowings used to finance such purchases;

•	effects of interest rate caps on our adjustable-rate investments;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	the impact of and changes to various government programs;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters;

•	market trends in our industry, interest rates, the debt securities markets or the general economy;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition;

•	availability of qualified personnel;

•	our ability to maintain our classification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act;

•	our expectations regarding materiality or significance; and

•	the effectiveness of our disclosure controls and procedures.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described under the caption “About Chimera Investment Corporation” in this prospectus and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into the prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT CHIMERA INVESTMENT CORPORATION

General

We are a publicly traded REIT that commenced operations on November 21, 2007. We are primarily engaged in the business of investing directly or indirectly through our subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency commercial mortgage-backed securities, Agency RMBS, and other real estate related securities. Our principal business objective is to deliver shareholder value through the generation of distributable income and through asset performance linked to residential mortgage credit fundamentals.

We focus our investment activities primarily on acquiring residential mortgage loans and on acquiring Non-Agency and Agency residential and commercial mortgage-backed securities, or MBS. At September 30, 2018, based on the amortized cost balance of our interest earning assets, approximately 52% of our investment portfolio was residential mortgage loans, 41% of our investment portfolio was Agency MBS and 7% of our investment portfolio was Non-Agency RMBS, respectively. At December 31, 2017, based on the amortized cost balance of our interest earning assets, approximately 67% of our investment portfolio was residential mortgage loans, 22% of our investment portfolio was Agency MBS and 11% of our investment portfolio was Non-Agency RMBS, respectively.

Our investment strategy is intended to take advantage of opportunities in the current interest rate and credit environment. We expect to adjust our strategy to changing market conditions by shifting our asset allocations across these various asset classes as interest rate and credit cycles change over time. We believe that our strategy will enable us to pay dividends and preserve capital throughout changing market cycles. We expect to take a long-term view of assets and liabilities, and our reported earnings and estimates of the fair value of our investments at the end of a financial reporting period will not significantly impact our objective of providing attractive risk-adjusted returns to our stockholders over the long-term.

We use leverage to increase returns and to finance the acquisition of our assets. We are not required to maintain any specific debt-to-equity ratio as we believe the appropriate leverage for the particular assets we are financing depends on the credit quality and risk of those assets. Subject to maintaining our REIT qualification, we may use a number of sources to finance our investments, including repurchase agreements, warehouse facilities, securitizations and resecuritizations. Subject to maintaining our REIT qualification, we may manage our debt and interest rate risk by utilizing interest rate hedges, such as interest rate swaps, caps, options and futures to reduce the effect of interest rate fluctuations related to our financing sources.

Under the U.S. credit risk retention rules that became effective on December 24, 2015, for transactions which we sponsor we have committed to consolidate the loans and retain a meaningful investment for at least five years. Our credit investments are generally structurally locked out from pre-payments resulting in a high yielding longer duration credit portfolio.

To assist us in qualifying as a REIT for U.S. federal income tax purposes, no person may own more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, excluding any shares of capital stock not treated as outstanding for federal income tax purposes, unless our board of directors waives this limitation.

Stock Listing

The New York Stock Exchange lists our common stock under the symbol “CIM”, our 8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), under the symbol “CIM PrA”, our 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), under the symbol “CIM PrB” and our 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), under the symbol “CIM PrC”.

Principal Executive Offices and Telephone Number

Our principal executive offices are located at 520 Madison Ave, 32nd Floor, New York, New York 10022. Our telephone number is (212) 626-2300.

Internet Address

Our internet address is www.chimerareit.com. The contents of our internet website are not a part of, and are not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference into this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement to finance the acquisition of mortgage assets including residential mortgage loans, non-Agency RMBS, Agency RMBS, Agency and non-Agency CMBS and other targeted assets, and for other general corporate purposes such as repayment of outstanding indebtedness or to pay down other liabilities, working capital, and for liquidity needs. Pending any such uses, we may invest the net proceeds from the sale of any securities in interest-bearing short-term investments, including money market accounts that are consistent with our intention to maintain our qualification as a REIT, or we may use them to reduce short-term indebtedness.

DESCRIPTION OF EQUITY SECURITIES

General

Our charter provides that we may issue 400,000,000 shares of stock, consisting of 300,000,000 shares of common stock, par value of $0.01 per share, and 100,000,000 shares of preferred stock, par value of $0.01 per share. Of the preferred stock, 6,210,000 shares have been further classified as Series A Preferred Stock, 13,800,000 shares have been further classified as Series B Preferred Stock and 11,500,000 shares have been further classified as Series C Preferred Stock. As of December 31, 2018, 187,052,398 shares of common stock, 5,800,000 shares of Series A Preferred Stock, 13,000,000 shares of Series B Preferred Stock and 10,400,000 shares of Series C Preferred Stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our charter, as amended, by-laws, as amended, and any articles supplementary to our charter, as amended, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and non-assessable. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, our board of directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

•	the title and stated value of the preferred stock;

•	the voting rights of the preferred stock, if applicable;

•	the preemptive rights of the preferred stock, if applicable;

•	the restrictions on alienability of the preferred stock, if applicable;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	liability to further calls or assessment of the preferred stock, if applicable;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock (including fixed and floating rates, as applicable);

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the procedures for any auction and remarketing for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for and any restriction on redemption, if applicable, of the preferred stock;

•	the provision for and any restriction on repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	the terms under which the rights of the preferred stock may be modified, if applicable;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•	a discussion of material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. As of December 31, 2018, we had 5,800,000 shares Series A Preferred Stock, 13,000,000 shares of Series B Preferred Stock and 10,400,000 shares of Series C Preferred Stock issued and outstanding.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

We may issue our debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be our unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral.

The debt securities will be issued under one or more indentures, each to be entered into by us and a trustee, which trustee shall be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

The following summary of selected provisions of the indenture is not complete, and the summary of selected terms of a particular series of debt securities in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference into this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference into this prospectus.

Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to “Chimera,” “we,” “our company,” “us” and “our” and other similar references mean Chimera Investment Corporation, excluding its subsidiaries.

General

The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms, including, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the price or prices at which debt securities of the series will be issued;

•	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

•	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•

the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

•	the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•

if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

•	with respect to debt securities of the series, any addition of any covenant or Event of Default, or the modification or deletion of, any covenant or Event of Default;

•	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

•

whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

•

if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•

the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

•	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•

the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of debt securities in registered form (“registered debt securities”) or $5,000, in the case of bearer debt securities;

•	the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

•	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

•	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

•	any listing of the debt securities on any securities exchange; and

•	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or at a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “— Merger, Consolidation and Transfer of Assets,” the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we, at our option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transaction.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•

register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;

•

exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange a debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-Entry Debt Securities

The securities depositary will be The Depository Trust Company, New York, NY, known as DTC, unless otherwise identified in the prospectus supplement relating to the securities. If DTC is the depositary for an issuance of securities, the issuance will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered security certificate will be issued for each issue of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of issue and an additional certificate will be issued with respect to any remaining amount of such issue.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that its direct participants deposit with DTC. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”).

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee, as the case may be, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

To the extent any issuance of securities is redeemable, we will send redemption notices to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for an issuance of securities will indicate whether such issue is redeemable.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

A beneficial owner must give any required notice of its election to have its securities repurchased, through the participant through which it holds its beneficial interest in the security, to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

Redemption proceeds, distributions, and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer or agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of such participant and not DTC, Chimera or any agent thereof, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of Chimera or its respective agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct participants and indirect participants. None of Chimera, any trustee or agent, or the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer or its agent. Under such circumstances, in the event that a successor depositary is not obtained, security certificates will be printed and delivered to DTC. In addition, an issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, security certificates are required to be printed and delivered.

If so stated in the relevant prospectus supplement, beneficial owners may elect to hold interests in the securities through either Clearstream Banking S.A., known as “Clearstream, Luxembourg,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear” (in Europe), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system. The address of Euroclear is Euroclear Bank S.A./N.V., 1 Boulevard du Roi Albert II, B-1210 Brussels, and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

If DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, securities by DTC, Clearstream, Luxembourg, or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the securities.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities, if any.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt Securities

The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any person unless:

•

either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

•

immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by the indenture.

In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

1.

default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

2.

default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in our common shares or other securities or property);

3.	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

4.

default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

5.

default in the performance, or breach, of any other covenant or warranty applicable to us in the indenture or in any debt security of that series other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

6.

default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt, as defined below) of us or any Significant Subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

7.

failure by us or any of our Subsidiaries to pay final judgments or decrees entered by a court or courts of competent jurisdiction aggregating in excess of $100 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

8.	specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or

9.	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interests of the holders to do so. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

The indenture provides that if an Event of Default (other than an Event of Default specified in clause (8) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (8) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (8) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (8) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities that might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate that states whether or not we are in default under the terms of the indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless

•	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

•

such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security that is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, the consent of the holder of each debt security affected will be required for any modification or amendment that, among other things:

•

changes the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture;

•

reduces the principal of or any premium on any debt securities, reduces the rate of interest on any debt securities or reduces the price payable upon the redemption of any debt securities, whether such redemption is mandatory or at our option, or upon the repurchase of any debt securities at the option of the holder, or reduces any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts;

•	reduces the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	adversely affects any right of repayment or repurchase of any debt securities at the option of any holder;

•	changes any place where, or the currency in which, debt securities are payable;

•

impairs the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt securities that are convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange such debt securities in accordance with its terms;

•	makes any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property;

•

reduces the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences; or

•	reduces the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

•	to evidence the succession of another person to us and the assumption by that successor of our covenants contained in the indenture and in the debt securities;

•

to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us with respect to all or any series of debt securities issued under the indenture;

•	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

•

to establish the form or terms of debt securities of any series and any related coupons, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property, and to establish any provisions with respect to any security or other collateral for such debt securities, and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

•	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

•

to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

•	to add any additional Events of Default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely affect the interests of any holder of a debt security of such series or any other debt security in any material respect;

•

to secure or, if applicable, to provide additional security for all or any debt securities issued under the indenture and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities in accordance with the terms of the indenture;

•	to add to or change or eliminate any provision of the indenture as is necessary or desirable in accordance with any amendment to the Trust Indenture Act;

•

to make any change to the indenture, or any supplemental indenture, or any debt securities to conform the terms thereof to any provision of the description of a series of any debt securities in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities to the extent that such provision in such description was intended to be a substantially verbatim recitation of a provision of the indenture or debt securities;

•

in the case of any series of debt securities which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

•

to amend or supplement any provision contained in the indenture or in any debt securities, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “— Merger, Consolidation and Transfer of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities that are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

•	either

(1)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

(2)

all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

•	the trustee has received an officers’ certificate and an opinion of counsel called for by the indenture.

Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

•	to defease and be discharged from all of our obligations with respect to that series of debt securities (“defeasance”), except for:

(1)

the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

(2)	the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

(3)	certain other limited obligations.

•

to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

The defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture;

•

in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service, or IRS, a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

in the case of defeasance, we shall provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities;

•

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

As used in the indenture, the following terms have the meanings specified below:

The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Non-recourse Debt” means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

“Person” or “person” means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of ours that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission as in effect on the date of the indenture.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Regarding the Trustees

The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

To qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, for each taxable year beginning after December 31, 2007, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, beginning after December 31, 2007, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock, excluding any shares of capital stock not treated as outstanding for U.S. federal income tax purposes.

Our charter also prohibits any person from (i) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock that are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel to determine or ensure our status as a REIT.

Any attempted transfer of our securities that, if effective, would result in a violation of the foregoing restrictions will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer. If, for any reason, the transfer to the trust is ineffective, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the securities. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that the securities have been transferred to the trust, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee, however, by the amount of any dividends or distributions paid to the proposed transferee on the securities and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the securities. Upon a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing the securities will bear a legend referring to the restrictions described above or will state that we will furnish a full statement about certain transfer restrictions to a stockholder upon request and without charge.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in your best interests.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND

BYLAWS

We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information.” For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer.”

Classification of Board of Directors, Vacancies and Removal of Directors

Our charter and bylaws provide for a classified board of directors consisting of up to 15 directors. Our charter provides that our directors shall be divided into three classes. The number of directors in each class and the expiration of each class term are as follows:

Class I	3 Directors	Expires 2020
Class II	3 Directors	Expires 2021
Class III	2 Directors	Expires 2019

At each annual meeting of our stockholders, successors of the class of directors whose term expires at that meeting will be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify, and the directors in the other two classes will continue in office. A classified board of directors may delay, defer or prevent a change in control or other transaction that might involve a premium over the then prevailing market price for our common stock or other attributes that our stockholders may consider desirable. In addition, a classified board of directors could prevent stockholders who do not agree with the policies of our board of directors from replacing a majority of the board of directors for two years, except in the event of removal for cause.

Any vacancy on our board of directors may be filled only by a majority of the remaining directors, except as may be provided by the board of directors in setting the terms of any class or series of stock. Any individual so elected director will hold office for the remainder of the full term of the directorship in which the vacancy occurred. Our charter provides that a director may be removed at any time, but only for cause (as defined in our charter) upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. These provisions preclude stockholders from removing incumbent directors, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Indemnification

Our bylaws obligate us to indemnify our directors and officers and to pay or reimburse expenses for them before the final disposition of a proceeding to the maximum extent permitted by Maryland law. The Maryland General Corporation Law (the “MGCL”) permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Limitation of Liability

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter provides for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

Maryland Business Combination Act

The MGCL prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. The MGCL defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of the voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

The board of directors has by resolution exempted any business combinations from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to any business combinations the board of directors later resolves otherwise.

Maryland Control Share Acquisition Act

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of the other stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights. “Control shares”

are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third, of all voting power;

•	one-third or more, but less than a majority, of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel our board of directors to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders’ meeting.

If voting rights are not approved at a meeting of stockholders, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

•	the last control share acquisition; or

•	the meeting where stockholders considered and did not approve voting rights of the control shares.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters’ rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Amendment to Charter and Bylaws

Except for charter amendments relating to the (a) removal of directors, (b) the classification of preferred shares, (c) restrictions on ownership and transfer and (d) the vote required to amend the amendment provision (which must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter), amendments to our charter must be advised by our Board and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our bylaws may be amended by our Board or by the affirmative vote of our stockholders entitled to cast two-thirds of all of the votes entitled to be cast on the matter.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by the board of directors;

•

a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require, unless called by the chairman of our Board, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders, (b) require that the number of directors be fixed only by the board of directors, (c) have a classified board and (d) have a two-thirds vote requirement for the removal of director. We have elected in our charter to be subject to the provisions of Subtitle 8 whereby any vacancy on the board is filled only by a vote of the remaining directors (whether or not they constitute a quorum) for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Meetings of Stockholders

Under our bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and at the time and place determined by our Board. Special meetings of stockholders may be called by our Board, the chairman of our Board, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder or stockholders must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our Board; or

•

by a stockholder who was a stockholder of record at the record date set by our Board for the meeting, at the time of giving of the notice required by our bylaws and at the time of the annual meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our Board may be made at a special meeting of stockholders at which directors are to be elected only:

•	by or at the direction of our Board; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our Board for the meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our Board and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our Board, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our Board the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our Board or to approve its own proposal.

Exclusive Forum

Our bylaws provide that unless we consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of ours to us or our stockholders, (c) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the MGCL or the our charter or our bylaws, or (d) any other action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

Computershare Inc., 480 Washington Blvd., 27th Floor, Jersey City, New Jersey 07310-1900, is the transfer agent and registrar for our stock. Its website is www.computershare.com and its telephone number is (800) 301-5234.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes material U.S. federal income tax considerations relating to the ownership of our capital stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with shares of our capital stock held as capital assets for U.S. federal income tax purposes and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “ —Taxation of Tax-Exempt Holders of Our Capital Stock” below), insurance companies, persons holding our capital stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or U.S. holders of our capital stock whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

You should consult your tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We elected to be taxed as a REIT under the U.S. federal income tax laws beginning with our taxable year ended December 31, 2007. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate. In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2015 through December 31, 2018, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2019 and in the future. You should be aware that Hunton Andrews Kurth LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the U.S. federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While Hunton Andrews Kurth LLP has reviewed those matters in connection with the foregoing opinion, Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify,” below.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof. In any year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our net taxable income that we distribute currently to our stockholders, although taxable income generated by domestic taxable REIT subsidiaries, if any, will be subject to regular corporate income tax. Our stockholders generally will be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends. Distributions we make are not eligible for the dividends received deduction for corporations. We expect that ordinary dividends paid by us generally will not be eligible for the reduced rates that generally apply to distributions by non-REIT C corporations to certain U.S. individuals, trusts and estates, but may be eligible for the up to 20% pass-through deduction for such stockholders.

We are generally not subject to U.S. corporate income tax on income that we distribute currently to stockholders, but we will be subject to U.S. federal tax as follows:

•

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	For taxable years prior to 2018, under some circumstances, we may be subject to the “alternative minimum tax” due to our undistributed items of tax preference and alternative minimum tax adjustments.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) as long as the failure was due to reasonable cause and not willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain rather than distribute all or a portion of our net capital gains and pay income tax on the gains. In that case, a U.S. holder would include its proportionate share of our undistributed net long-term capital gains (to the extent we make a timely designation of such gain to the holder) in income and receive a credit for its proportionate share of the tax paid by us.

•	We will be subject to a 100% excise tax on transactions between us and a taxable REIT subsidiary that are not conducted on an arm’s length basis.

•

With respect to an interest in a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or REMIC, the ownership of which is attributed to us or to a REIT in which we own an interest, although the law on the matter is unclear as to the ownership of an interest in a taxable mortgage pool, we may be taxable at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our stock that is held in record name by “disqualified organizations.” To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. A “disqualified organization” includes:

•	the U.S.;

•	any state or political subdivision of the U.S.;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•

any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

We do not currently intend to hold REMIC residual interests or engage in financing or other activities that would result in the allocation of excess inclusion to our shareholders. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

If we acquire any appreciated assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for tax with respect to “built-in gain” in those assets if we recognize gain on the sale or disposition of any such assets during the 5-year period after we acquire the assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal (and applicable state and local) corporate income tax on its taxable income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests, described below, regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year. Neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. For purposes of determining the stock ownership requirement described in condition (6) above, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the requirement described in condition (6) above. We believe that we have maintained and will maintain sufficient diversity of ownership to allow us to continue to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet condition (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements described in conditions (5) and (6) above, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner for U.S. federal income tax purposes generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below (see “—Asset Tests”), the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership or limited liability company, the partnership’s or limited liability company’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Qualified REIT Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A taxable REIT subsidiary is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets (25% for taxable years beginning before January 1, 2018) may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. Our domestic taxable REIT subsidiaries will be fully subject to corporate income tax on their taxable income.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Any income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s length negotiations, will also be subject to a 100% penalty tax. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a taxable REIT subsidiary in an effort to ensure that we do not become subject to this penalty tax; however, we cannot assure you that we will be successful in avoiding this penalty tax.

Taxable Mortgage Pools and Excess Inclusion Income. An entity, or a portion of an entity, that does not elect to be treated as a REMIC may be classified as a taxable mortgage pool, or TMP, under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A TMP generally is treated as a taxable corporation and it cannot file a consolidated U.S. federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT, but a portion of the REIT’s income will be treated as excess inclusion income and a portion of the dividends the REIT pays to U.S. shareholders will be treated as excess inclusion income.

Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for U.S. Treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable income for that year.

Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Non-U.S. holders who hold stock for investment and not in connection with a trade or business conducted in the U.S. will be subject to U.S. federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more disqualified organizations are record holders of shares of capital stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by disqualified organizations. In such circumstances, we may reduce the amount of our distributions to a disqualified organization whose stock ownership gave rise to the tax. To the extent that our capital stock owned by disqualified organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our capital stock held by the broker/dealer or other nominee on behalf of the disqualified organizations.

We do not currently intend to hold REMIC residual interests or engage in financing or other activities that would result in the allocation of excess inclusion to our shareholders.

Tax-exempt investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our capital stock.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

•

income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities.

Gross income from the following sources is excluded from both the numerator and the denominator in both gross income tests:

•	gain from a sale of property that we hold primarily for sale to customers in the ordinary course of business;

•	income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such;

•	certain foreign currency gains; and

•	cancellation of indebtedness income.

We will monitor the amount of our non-qualifying income and we will seek to manage our portfolio to comply at all times with the gross income tests, but we cannot assure you that we will be successful in this effort. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person, however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. We do not expect that any of our loans will be based in whole or in part on the income or profits of any person.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. If a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date (i) we agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. If apportionment is required, the percentage of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the percentage of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. In the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test.

We expect that the MBS in which we invest generally will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such MBS will be qualifying income for the 95% gross income test. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of MBS treated as interests in a REMIC, income derived from REMIC interests generally will be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We may modify the terms of our mortgage loans. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is (i) occasioned by a borrower default or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified, which could result in a portion of the interest income on the loan being treated as nonqualifying income for purposes of the 75% gross income test. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations.

The interest, original issue discount, and market discount income that we will receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests. Some of our investments will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

We have entered, and intend to enter, into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Hedging Transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Treasury regulations before the close of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests that is clearly identified as such before the close of the day on which it was acquired, originated or entered into and satisfies other identification requirements, or (iii) in connection with the effective termination of certain hedging transactions described above, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. We do not currently own any real property for the production of rental income. If we were to acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we generally intend to conduct our operations so that no asset that we own will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property (other than completion of a building, or any other improvement, where more than 10% of the construction was completed before default became imminent); or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a taxable REIT subsidiary.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests.

We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules could affect a decision by us to foreclose on a particular mortgage loan and could affect whether we choose to foreclose with regard to a particular mortgage loan.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT that satisfies the 75% gross income test and 75% asset test on a stand-alone basis. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Dividends. Our dividend income from stock in any corporation (other than any REIT) and from any taxable REIT subsidiary will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. If we own stock in other REITs, the dividends that we receive from those REITs and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Phantom income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments or MBS in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the loans and debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

We generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments or MBS, such as original issue discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our phantom income, which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this phantom income is recognized. We currently do not expect that this rule will have a material impact on the timing of accrual of our income or on the amount of our distribution requirement.

We may agree to modify the terms of distressed and other loans we hold. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. That relief provision will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Our Taxation as a REIT” and “—Failure to Qualify.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following (or, the 75% asset class):

•

interests in real property, including leaseholds and options to acquire real property and leaseholds, and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

•	interests in mortgages on real property or on interests in real property;

•	stock in other REITs and debt instruments issued by “publicly offered” REITs;

•	cash and cash items;

•	government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate assets under the U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

•

Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (or, the 5% asset test).

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding voting securities (or, the 10% vote test).

•

Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below (or, 10% value test).

•	Not more than 20% (25% for taxable years beginning before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•

For any taxable year beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered” REITs that are not secured by real property or interests in real property.

Securities, for the purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

In addition, the following instruments will not be considered securities for purposes of the 10% value test: (i) a REIT’s interest as a partner in a partnership; (ii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; (iii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) to the extent of the REIT’s interest as a partner in the partnership; (iv) any loan to an individual or an estate; (v) any “section 467 rental agreement,” other than an agreement with a related party tenant; (vi) any obligation to pay “rents from real property”; (vii) certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; and (viii) any security (including debt securities) issued by another REIT. For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described clause (i) and (ii) in the preceding sentence.

For purposes of the 75% asset test, mortgage loans generally will qualify as real estate assets to the extent that they are secured by real property. Where a mortgage covers both real property and other property, an apportionment may be required in the same manner as described under “—Income Tests—Interest.” IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the subsequent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan.

We expect that our investments in MBS generally will be treated as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. In the case of MBS treated as an interest in a REMIC, such interests generally will qualify as real estate assets, and income derived from REMIC interests generally will be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests.

We believe that most of the assets that we hold and those we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will be required to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, values of some assets may not be susceptible to a precise determination. As a result, there can be no assurances that the IRS may not disagree with these determinations and assert that a different value is applicable, in which case we may not satisfy the 75% and the other asset tests.

We will not lose our REIT status for a de minimis failure to meet the 5% or 10% asset requirements if the failure is due to ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets or $10 million. If we fail to satisfy any of the asset requirements for a particular tax quarter, we may still qualify as a REIT if we (1) identify the failure on a separate schedule, (2) the failure is due to reasonable cause and not willful neglect, (3) the assets causing the failure are disposed of (or the requirements are otherwise met) within six months of the last day of the quarter in which the failure was identified and (4) we pay a tax computed as the greater of either $50,000 or the net income generated by the assets causing the failure multiplied by the highest corporate income tax rate.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. However, an acquisition of property by a REIT requires the REIT to revalue all of its assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by eliminating the discrepancy within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•

the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•

the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or

December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

As described above, if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay income tax on the gains. In that case, our stockholders would include their proportionate share of the undistributed net long-term capital gains in income and receive a credit for their proportionate share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, MBS, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. See “—Income Tests—Phantom Income.” Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. We have no current intention to make a taxable dividend payable in cash and stock.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including, for taxable years prior to 2018, any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Holders of Our Capital Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our capital stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any of its States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our capital stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our capital stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our capital stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made to taxable U.S. holders of our capital stock out of current or accumulated earnings and profits that are not designated as capital gain dividends will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

For taxable years beginning after December 31, 2017 and before January 1, 2026, individuals, trusts and estates may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations (the “pass-through deduction”). For taxable years beginning after December 31, 2017 and before January 1, 2026, the maximum tax rate for U.S. holders taxed at individual rates is 37%. For taxpayers qualifying for the full pass-through deduction, the effective maximum tax rate on ordinary REIT dividends for taxable years beginning after December 31, 2017 and before January 1, 2026 would be 29.6%.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the distributions will be taxable as capital gains. A U.S. holder’s initial tax basis in a share of our capital stock is, in general, equal to the amount paid per share.

Distributions generally will be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the U.S. holders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate U.S. holders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require U.S. holders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. holder of our capital stock will increase the basis in its shares of our capital stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a rate of up to 20%; or

•	an unrecaptured section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

The IRS currently requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions and gain from the disposition of our capital stock will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Other Tax Considerations. U.S. holders of our capital stock may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sales of Our Capital Stock. Upon any taxable sale or other disposition of our capital stock, a U.S. holder of our capital stock will recognize gain or loss for U.S. federal income tax purposes on the disposition of our capital stock in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such REIT stock for tax purposes.

Gain or loss will be capital gain or loss. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of our capital stock and income from dividends paid on our capital stock. U.S. holders are urged to consult their tax advisors regarding the Medicare tax.

Redemption of Preferred Stock. A redemption of preferred stock will be treated under section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Holders of our Capital Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. holder’s interest in our stock, (ii) results in a “complete termination” of the U.S. holder’s interest in all classes of our stock or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of section 302(b) of the Code described above will be satisfied with respect to any particular U.S. holder of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be taxable as a dividend, as described above in “—Taxation of U.S. Holders of our Capital Stock.” In that case, a U.S. holder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. holder’s remaining stockholdings in our company. If the U.S. holder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Under proposed U.S. Treasury regulations, if any portion of the amount received by a U.S. holder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all shares of stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share of stock will first reduce the redeemed U.S. holder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its shares of stock, then the amount allocated could reduce some of the basis in certain shares of stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. holder could have gain even if such U.S. holder’s basis in all its shares of stock of the redeemed class exceeded such portion.

The proposed U.S. Treasury regulations permit the transfer of basis in the redeemed shares of preferred stock to the redeemed U.S. holder’s remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. holder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed U.S. Treasury regulations would be effective for transactions that occur after the date the regulations are published as final U.S. Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed U.S. Treasury regulations will ultimately be finalized.

Conversion of Preferred Stock. Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the preferred stock for more than one year at the time of conversion. U.S. holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Taxation of Non-U.S. Holders of Our Capital Stock

The rules governing U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state and local income tax laws on ownership of our capital stock, including any reporting requirements.

For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to acquire and manage, through our subsidiaries, such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments, with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the U.S.

Distributions. Distributions by us to a non-U.S. holder of our capital stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income that exceeds our undistributed REIT taxable income in a particular year, it would be allocated to our stockholders. See “—Our Taxation as a REIT—Taxable Mortgage Pools.” Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, with us evidencing eligibility for that reduced rate is filed with us; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in our capital stock will reduce the non-U.S. holder’s adjusted basis in our capital stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in our capital stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Sales of Our Capital Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our capital stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Capital Stock.” This withholding would apply even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•

the investment in our capital stock is effectively connected with the non-U.S. holder’s trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to certain non-U.S. holders that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause such non-U.S. holders to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Such non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. Unless the non-U.S. holder is a “qualified shareholder” or a “qualified foreign pension fund” (each as defined below), we will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend to such holder will be treated as a distribution of ordinary income subject to the rules discussed above under “—Distributions.” Also, the branch profits tax will not apply to such a distribution.

Sales of Our Capital Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our capital stock generally would not be subject to U.S. taxation unless:

•

the investment in our capital stock is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a “qualified shareholder” or a “qualified foreign pension fund” and our capital stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our capital stock will not constitute a U.S. real property interest if we either are not a U.S. real property holding corporation or we are a domestically-controlled REIT. Whether we are a U.S. real property holding corporation will depend upon whether the fair market value of U.S. real property interests owned by us equals or exceeds 50% of the fair market value of these interests, any interests in real estate outside of the U.S., and our other trade and business assets. The term “U.S. real property interests” generally does not include mortgage loans or MBS. Even if we are a U.S. real property holding corporation, the disposition of our capital stock will not be subject to FIRPTA if we are a domestically-controlled REIT. Generally, a REIT is domestically controlled if, at all times during a specified testing period, less than 50% of the value of its shares is held directly or indirectly by non-U.S. persons.

Because our common stock will be publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT. Even if we were a U.S. real property holding corporation and were not a domestically-controlled REIT, a sale of capital stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	the applicable class of our stock were “regularly traded” on an established securities market within the meaning of applicable U.S. Treasury regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of the applicable class of our stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

We believe that our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are currently treated as being regularly traded on an established securities market. If gain on the sale or exchange of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA, the purchaser of capital stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the applicable class of our stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

In addition, a sale of our stock by a “qualified shareholder” who holds such stock directly or indirectly (through one or more partnerships) generally will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the applicable class of our stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to U.S. federal income taxation and FIRPTA withholding on a sale of our stock.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the U.S. and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a “qualified collective investment vehicle” (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the U.S. Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the U.S., (ii) which is established by such country or an employer to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or otherwise available to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Conversion of Preferred Stock. The conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. holder if our preferred stock constitutes a U.S. real property interest. Even if our preferred stock constitutes a U.S. real property interest, provided our common stock also constitutes a U.S. real property interest, a non-U.S. holder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a U.S. real property interest and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. holder’s common stock received over such non-U.S. holder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock.

Non-U.S. holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such non-U.S. holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Redemption of Preferred Stock. For a discussion of the treatment of a redemption of preferred stock, see “Taxation of U.S. Holders of our Capital Stock—Redemption of Preferred Stock.”

Taxation of Tax-Exempt Holders of Our Capital Stock

Provided that a tax-exempt holder has not held its capital stock as “debt-financed property” within the meaning of the Code, the dividend and interest income from us generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our capital stock will not constitute UBTI unless the tax-exempt holder has held its capital stock as debt-financed property within the meaning of the Code. Although we do not expect to recognize any excess inclusion income, to the extent that we, or a part of us, or a disregarded subsidiary of ours, is a taxable mortgage pool, a portion of the dividends paid to a tax-exempt stockholders that is allocable to excess inclusion income may be subject to tax as UBTI. See “—Our Taxation as a REIT—Taxable Mortgage Pools.”

Notwithstanding the above, however, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Moreover, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in section 401(a) of the Code, is tax-exempt under section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Our 9.8% ownership limit may make it less likely that a pension trust would hold more than 25% of the value of our capital stock or that a group of pension trusts each holding more than 10% of the value of our capital stock would hold more than 50% of the value of our capital stock. No assurance can be given, however, that we will not be a “pension-held REIT” because of ownership waivers or otherwise.

Backup Withholding Tax and Information Reporting

U.S. Holders of Our Capital Stock. In general, information-reporting requirements will apply to payments of dividends and interest on and payments of the proceeds of the sale of our capital stock held by U.S. holders, unless an exception applies. The payor is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. In addition, a payor of the dividends or interest on our capital stock is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code. A U.S. holder that does not provide us with a correct TIN may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Some U.S. holders of our capital stock, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s U.S. federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS. The payor will be required to furnish annually to the IRS and to holders of our capital stock information relating to the amount of dividends paid on our capital stock, and that information reporting may also apply to payments of proceeds from the sale of our capital stock. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-U.S. Holders of Our Capital Stock. Generally, information reporting will apply to payments of interest and dividends on our capital stock, and backup withholding described above for a U.S. holder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our capital stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. holders unless the non-U.S. holder satisfies the requirements necessary to be an exempt non-U.S. holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-U.S. holder of our capital stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

Applicable U.S. Treasury regulations provide presumptions regarding the status of a holder of our capital stock when payments to such holder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these U.S. Treasury regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Additional Withholding Requirement. Under sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax will apply to dividends that we pay to certain foreign entities if such entities do not satisfy disclosure requirements related to U.S. accounts or ownership. Foreign entities must provide documentation evidencing compliance with or an exemption from FATCA, typically provided on IRS Form W-8BEN-E, to avoid this withholding tax. If a payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders and U.S. holders holding through foreign accounts or intermediaries should consult their tax advisors to determine the applicability of FATCA in light of their individual circumstances.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. The tax law informally known as the Tax Cuts and Jobs Act, or the TCJA, significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. Additional technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or any future law changes on REITs and their stockholders. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our capital stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state and local tax laws on an investment in our capital stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities, the net proceeds we will receive from such sale and any discounts or concessions allowed or re-allowed or paid to dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares, which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the New York Stock Exchange under the symbol “CIM”, our Series A Preferred Stock under the symbol “CIM PrA”, our Series B Preferred Stock under the symbol “CIM PrB” and our Series C Preferred Stock under the symbol “CIM PrC”. Except for our common stock or as otherwise described in the applicable prospectus supplement, all other securities offered hereby will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

EXPERTS

The consolidated financial statements of Chimera Investment Corporation appearing in Chimera Investment Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of Chimera Investment Corporation’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Venable LLP. The opinion of counsel described under the heading “Material U.S. Federal Income Tax Considerations” is being rendered by Hunton Andrews Kurth LLP. This opinion is subject to various assumptions and is based on current tax law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “CIM”, our Series A Preferred Stock under the symbol “CIM PrA”, our Series B Preferred Stock under the symbol “CIM PrB” and our Series C Preferred Stock under the symbol “CIM PrC”. All such reports, proxy statements and other information filed by us with the New York Stock Exchange may be inspected at the New York Stock Exchange’s offices at 20 Broad Street, New York, New York 10005. Finally, we also maintain an internet website where you can find additional information. The address of our internet website is http://www.chimerareit.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference into, this prospectus or any accompanying prospectus supplement or other offering materials. Accordingly, no information in our or any of these other internet addresses is included herein or incorporated or deemed to be incorporated by reference herein.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed the documents listed below with the SEC (File No. 1-33796) under the Exchange Act, and these documents are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 20, 2018;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A, filed on April 19, 2018;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed on May 3, 2018;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed on August 2, 2018;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, filed on November 1, 2018;

•	Our Current Reports on Form 8-K, filed on March 6, 2018, June 4, 2018, September 19, 2018 and December 21, 2018;

•	The description of our common stock, $0.01 par value per share, included in our Registration Statement on Form 8-A, filed on November 5, 2007;

•	Description of our 8.00% Series A Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A, filed on October 12, 2016;

•	Description of our 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A, filed on February 24, 2017; and

•	Description of our 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A, filed on September 18, 2018.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and before the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.

Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus (other than the exhibits to such documents, which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Chimera Investment Corporation, 520 Madison Ave., 32nd Floor, New York, New York 10022, telephone number (888) 895-6557.

$250,000,000

    % Convertible Senior Notes due 2023

Credit Suisse